AGREEMENT AND PLAN OF
                         MERGER AND REORGANIZATION

                                BY AND AMONG

                              PHONE.COM, INC.,



                               ATMOTION INC.


                         MERCEDES ACQUISITION CORP.


                                    AND

                   DIXON R. DOLL, AS SHAREHOLDERS' AGENT




                             DECEMBER 21, 1999




                             TABLE OF CONTENTS

                                                                      PAGE


ARTICLE I         THE MERGER..............................................2
         Section 1.1       The Merger.....................................2
         Section 1.2       Closing........................................2
         Section 1.3       Effective Time.................................2
         Section 1.4       Effect of the Merger...........................3
         Section 1.5       Articles of Incorporation; Bylaws..............3
         Section 1.6       Directors; Officers............................3
         Section 1.7       Effect on Capital Stock........................3
         Section 1.8       Surrender of Certificates......................6
         Section 1.9       No Further Ownership Rights in
                             Company Capital Stock........................8
         Section 1.10      Lost, Stolen or Destroyed Certificates.........8
         Section 1.11      Tax Consequences...............................9
         Section 1.12      Taking of Necessary Action; Further Action.....9

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........9
         Section 2.1       Organization, Standing and Power..............10
         Section 2.2       Capitalization; Title to the Shares...........10
         Section 2.3       Authority.....................................11
         Section 2.4       Financial Statements..........................12
         Section 2.5       Absence of Certain Changes....................13
         Section 2.6       Absence of Undisclosed Liabilities............14
         Section 2.7       Litigation....................................14
         Section 2.8       Restrictions on Business Activities...........14
         Section 2.9       Governmental Authorization....................14
         Section 2.10      Hart-Scott-Rodino.............................15
         Section 2.11      Title to Property.............................15
         Section 2.12      Intellectual Property.........................15
         Section 2.13      Environmental Matters.........................17
         Section 2.14      Taxes.........................................17
         Section 2.15      Employee Benefit Plans........................18
         Section 2.16      Certain Agreements Affected by the Merger.....20
         Section 2.17      Employee Matters..............................21
         Section 2.18      Interested Party Transactions.................21
         Section 2.19      Insurance.....................................21
         Section 2.20      Compliance With Laws..........................22
         Section 2.21      Minute Books..................................22
         Section 2.22      Complete Copies of Materials..................22
         Section 2.23      Shareholder Agreement; Irrevocable Proxies....22
         Section 2.24      Vote Required.................................22
         Section 2.25      Brokers' and Finders' Fees....................22
         Section 2.26      Board Approval................................22
         Section 2.27      Customers and Suppliers.......................23
         Section 2.28      Material Contracts............................23
         Section 2.29      No Breach of Material Contracts...............24
         Section 2.30      Third Party Consents..........................24
         Section 2.31      Material Third Party Consents.................24
         Section 2.32      Product Releases..............................24
         Section 2.33      Year 2000.....................................24
         Section 2.34      Tax Matters...................................25
         Section 2.35      Balance Sheet.................................25
         Section 2.36      Representations Complete......................25

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PARENT AND
                  MERGER SUB.............................................25
         Section 3.1       Organization, Standing and Power..............26
         Section 3.2       Capital Structure.............................26
         Section 3.3       Authority.....................................26
         Section 3.4       SEC Documents; Financial Statements...........27
         Section 3.5       Absence of Undisclosed Liabilities............27
         Section 3.6       Broker's and Finders' Fees....................28
         Section 3.7       Shareholder Approval..........................28
         Section 3.8       Approval......................................28
         Section 3.9       Tax Matters...................................28
         Section 3.10      Absence of Certain Changes....................28

ARTICLE IV        CONDUCT PRIOR TO THE CLOSING DATE......................29
         Section 4.1       Conduct of Business of the Company............29
         Section 4.2       Restriction on Conduct of Business of
                             the Company.................................29
         Section 4.3       Solicitation..................................32
         Section 4.4       Shareholder Approval..........................33
         Section 4.5       Further Information...........................33

ARTICLE V         ADDITIONAL AGREEMENTS..................................34
         Section 5.1       Preparation of Permit Application, Hearing
                             Request, Hearing Notice and Information
                             Statement...................................34
         Section 5.2       Access to Information.........................34
         Section 5.3       Confidentiality...............................35
         Section 5.4       Public Disclosure.............................35
         Section 5.5       Consents; Cooperation.........................35
         Section 5.6       Legal Requirements............................36
         Section 5.7       Blue Sky Laws.................................36
         Section 5.8       Employee Benefit Plans; Assumption of Options.36
         Section 5.9       Form S-8......................................37
         Section 5.10      Listing of Additional Shares..................37
         Section 5.11      Employees.....................................37
         Section 5.12      Expenses......................................38
         Section 5.13      Warrants......................................38
         Section 5.14      Reasonable Best Efforts and Further
                             Assurances..................................38
         Section 5.15      Indemnification...............................38
         Section 5.16      Termination of 401(k) Plan....................39
         Section 5.17      Information Supplied..........................39
         Section 5.18      Registration Statement........................39

ARTICLE VI        CONDITIONS TO THE CLOSING..............................40
         Section 6.1       Conditions to Obligations of Each Party
                             to Effect the Merger........................40
         Section 6.2       Additional Conditions to Obligations of
                             the Company.................................41
         Section 6.3       Additional Conditions to the Obligations
                             of Parent and Merger Sub....................42
         Section 6.4       Frustration of Conditions.....................43

ARTICLE VII       TERMINATION, AMENDMENT AND WAIVER......................43
         Section 7.1       Termination...................................43
         Section 7.2       Effect of Termination.........................44
         Section 7.3       Expenses and Termination Fees.................44
         Section 7.4       Amendment.....................................44
         Section 7.5       Extension; Waiver.............................44

ARTICLE VIII      ESCROW AND INDEMNIFICATION.............................45
         Section 8.1       Escrow Fund...................................45
         Section 8.2       Indemnification...............................46
         Section 8.3       Escrow Period.................................47
         Section 8.4       Claims upon Escrow Fund.......................47
         Section 8.5       Objections to Claims..........................48
         Section 8.6       Resolution of Conflicts; Arbitration..........48
         Section 8.7       Shareholders' Agent...........................49
         Section 8.8       Actions of the Shareholders' Agent............50
         Section 8.9       Third-Party Claims............................50

ARTICLE IX        GENERAL PROVISIONS.....................................51
         Section 9.1       Survival......................................51
         Section 9.2       Notices.......................................51
         Section 9.3       Interpretation................................52
         Section 9.4       Counterparts..................................52
         Section 9.5       Entire Agreement; Nonassignability;
                             Parties in Interest.........................53
         Section 9.6       Severability..................................53
         Section 9.7       Sole Remedy; Maximum Aggregate Liability......53
         Section 9.8       Governing Law.................................53
         Section 9.9       Rules of Construction.........................54
         Section 9.10      Specific Performance..........................54
         Section 9.11      Descriptive Headings..........................54


EXHIBITS

Exhibit A-1        -   ........Form of Certificate of Merger
Exhibit A-2        -   ........Form of Agreement of Merger
Exhibit B          -   ........Exchange Ratio
Exhibit C-1        -   ........Form of Non-Affiliate Shareholder Agreement
Exhibit C-2        -   ........Form of Affiliate Shareholder Agreement
Exhibit D          -           Form of Escrow Agreement
Exhibit F          -   ........Form of Company Legal Opinion
Exhibit G          -   ........Form of Parent Legal Opinion
Exhibit H          -   ........Form of Articles of Incorporation of the
                                 Surviving Corporation
Exhibit I          -   ........Form of Bylaws of the Surviving Corporation
Exhibit J          -   ........Form of Offer Letter


SCHEDULES

Schedule 2.2(b)        .........Capitalization
Schedule 2.12          .........Intellectual Property
Schedule 2.15          .........Employee Benefit Plans
Schedule 2.19          .........Insurance
Schedule 2.28          .........Material Contracts
Schedule 2.30          .........Third Party Consents
Schedule 2.31          .........Material Third Party Consents
Schedule 2.32          .........Product Releases
Schedule 5.8           .........Employee Benefit Plans; Assumption of Options
Schedule 5.11          .........Employees Required to Enter into Offer Letters





              AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                  This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), dated as of December 21, 1999, by and among PHONE.COM, INC., a Delaware corporation ("Parent"), MERCEDES ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), ATMOTION INC., a California corporation (the "Company") and DIXON R. DOLL, as Shareholders' Agent (the "Shareholders' Agent").

                                  RECITALS

                  WHEREAS, the Board of Directors of Parent has approved, and deems it advisable and in the best interests of its stockholders to consummate, the merger (the "Merger") of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Board of Directors of the Company, having carefully considered the long-term prospects and interests of the Company and the shareholders, has approved the transactions contemplated hereby and has resolved to recommend to its shareholders the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, as a condition and inducement to Parent to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent and holders of at least a majority of the outstanding shares of Company Common Stock (as defined in Section 1.7(a)) have entered into Shareholder Agreements in the forms of Exhibit C-1 and C-2 attached hereto (the "Shareholder Agreements"), and the Company has agreed to use its best efforts to cause, within three (3) business days from the date hereof, the holders of at least 60% of the outstanding shares of Company Preferred Stock (as defined in Section 1.7(b)) to execute such Shareholder Agreements pursuant to which, among other things, each such holder has agreed to vote shares of Company Common Stock and/or Company Preferred Stock held by them in favor of approval and adoption of this Agreement; and

                  WHEREAS, as a condition and inducement to Parent to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) Parent, the Company and the Shareholders' Agent are entering into an indemnification escrow agreement in the form of Exhibit D attached hereto (the "Escrow Agreement"), pursuant to which certain shares of Parent Common Stock issuable to the Company's shareholders are to be placed in an escrow account to secure certain indemnification obligations of the Company to Parent; (ii) the Company will use its best efforts to encourage the employees identified on Schedule 5.11 to enter into offer letters with Parent in the form of Exhibit J attached hereto (the "Offer Letters"); and

                  WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company, and the sole stockholder of Merger Sub have approved this Agreement and the transactions contemplated hereby in accordance with the provisions of the California General Corporation Law ("California Law") and the Delaware General Corporation Law ("Delaware Law"); and

                  WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                 ARTICLE I

                                 THE MERGER


Section 1.1       THE MERGER

                  At the Effective Time (as defined in Section 1.3) and subject to and upon the terms and conditions of this Agreement, Form of Certificate of Merger attached hereto as Exhibit A-1 (the "Certificate of Merger"), Form of the Agreement of Merger attached hereto as Exhibit A-2 (the "Agreement of Merger") and the applicable provisions of the Delaware Law and California Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

Section 1.2       CLOSING

                  The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Palo Alto, California time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VI of this Agreement (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California 94301, unless another time, date or place is agreed to in writing by the parties hereto.

Section 1.3       EFFECTIVE TIME

                  Upon the terms and subject to the conditions set forth in
Article VI of this Agreement the parties hereto shall file the Agreement of Merger together at the Closing with the related officers' certificates required by section 1103 of California Law, with the Secretary of State of the State of California, whereupon Merger Sub shall be merged with and into the Company pursuant to sections 1100 et seq. of California Law. Concurrently with the filing of the Agreement of Merger with the Secretary of State of the State of California and upon the terms and subject to the conditions set forth in Article VI of this Agreement, the parties hereto shall file the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law. The parties hereto shall make all other filings, recordings or publications required by California Law and Delaware Law in connection with the Merger. The Merger shall become effective at the time specified in the Agreement of Merger or Certificate of Merger, as the case may be, which specified time shall be a time on the Closing Date and shall be the same in each of the Agreement of Merger and Certificate of Merger (the time at which the Merger becomes effective being the "Effective Time").

Section 1.4       EFFECT OF THE MERGER

                  The Merger shall have the effects set forth in section 1107 of California Law and section 259 of Delaware Law.

Section 1.5       ARTICLES OF INCORPORATION; BYLAWS

                  (a) Immediately after the Effective Time of the Merger, the articles of incorporation of the Surviving Corporation shall be as set forth in Exhibit H to this Agreement, and such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation of the Surviving Corporation.

                  (b) Immediately after the Effective Time of the Merger, the bylaws of Surviving Corporation shall be as set forth in Exhibit I to this Agreement, and such bylaws shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law and such bylaws of the Surviving Corporation.

Section 1.6       DIRECTORS; OFFICERS

                  (a) The directors of Merger Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. In furtherance thereof, the Company shall secure, effective at the Effective Time of the Merger, such resignations of its incumbent directors as is necessary to enable the designees of Parent to be elected or appointed to the Board of Directors of the Company (the "Company Board"), and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed at the Effective Time. Concurrently, the Company shall, if requested by Parent, also take all action necessary to cause persons designated by Parent to constitute each committee of the Company Board.

                  (b) The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be provided, however, that this would not cause any of such persons to be, or be deemed to be an "affiliate" of Parent for purposes of Rule 145.

Section 1.7       EFFECT ON CAPITAL STOCK

                  By virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the Company's securities:

                  (a) Conversion of Company Capital Stock. Notwithstanding any provision of this Agreement to the contrary, the maximum number of shares of common stock, $0.001 par value per share, of Parent (the "Parent Common Stock") to be issued (including Parent Common Stock to be reserved for issuance upon exercise of options ("Company Options") to purchase shares of common stock, of the Company ("Company Common Stock") assumed by Parent) in exchange for the acquisition by Parent of the Capital Stock (as defined below) of the Company and the assumption of all unexpired and unexercised outstanding options, warrants (other than Company Warrants (as defined below)) and other rights (whether vested, unvested or contingent) to acquire Company Capital Stock shall be equal to that number of shares determined by dividing the Valuation (as defined below) by the average of the closing bid prices for a share of Parent Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days immediately preceding and ending on the trading day that is two (2) trading days prior to the date of the Fairness Hearing (as defined below) (the "Parent Stock Price") (the number of shares determined above being referred to herein as the "Total Parent Shares"), reduced by the number of shares of Parent Common Stock that would otherwise be issuable to the holders of any Dissenting Shares (as defined below) pursuant to the applicable Exchange Ratio. The term "Valuation" shall mean an aggregate of $286,000,000. Except for any adjustment in respect of cash proceeds received by the Company from the date hereof to the Closing pursuant to the exercise of currently outstanding options to acquire Company Capital Stock. No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger, including as a result of any increase or decrease in the market price of Parent Common Stock prior to the Effective Time not otherwise required by the immediately preceding sentence; provided, however, that, anything contained in this Agreement to the contrary notwithstanding, Parent shall have no obligation to issue a number of shares of Parent Common Stock which exceeds that number of shares of Parent Common Stock which may be issued without requiring the approval of Parent stockholders for such issuance pursuant to any securities law or rule, regulation or policy of the National Association of Securities Dealers, the Nasdaq National Market or any other securities exchange or market quotation system on which Parent Common Stock is traded at the time of such issuance (the "Issuable Share Number"); provided, further, that if the number of shares of Parent Common Stock to be issued in the Merger exceeds the Issuable Share Number, then Parent shall issue a number of shares of Parent Common Stock in the Merger equal to the Issuable Share Number.

                  For purposes of this Agreement, "Company Capital Stock" means, collectively, all Company Common Stock; all Series A, Series A-1, Series B and Series B-1 Preferred Stock of the Company ("Company Preferred Stock"); and all Company Warrants.

                  Subject to the terms and conditions of this Agreement, the Certificate of Merger and the Agreement of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or Company Preferred Stock:

                     (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall have perfected dissenters' rights in accordance with California Law ("Dissenting Shares")) shall be converted into and exchanged for the right to receive such number of fully paid and nonassessable shares of Parent Common Stock as shall be determined in accordance with the Company's Articles of Incorporation as if the Merger were deemed a complete liquidation of the Company (the "Exchange Ratio" or the "Per Share Merger Consideration"). Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is restricted or not fully vested shall upon such conversion and exchange have the same restrictions or vesting arrangements applicable to such shares prior to the conversion.

                     (ii) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares, if any, which are Dissenting Shares) shall be converted into and exchanged for the right to receive such number of fully paid and nonassessable shares of Parent Common Stock as shall be determined in accordance with the Company's Articles of Incorporation as if the Merger were deemed a complete liquidation of the Company.

                     (iii) the Company Stock Option Plan (the "Company Stock Option Plan") and each Company Option granted thereunder and outstanding immediately prior to the Effective Time shall be assumed by Parent in accordance with Section 5.8 and thereafter each such Company Option shall constitute the right to receive options to purchase such number of shares of Parent Common Stock as shall be determined in accordance with Exhibit B hereto.

                     (iv) the Company will use commercially reasonable best efforts to ensure that security holders who hold such securities shall take all necessary action such that each holder of an outstanding warrant to purchase shares of Company Preferred Stock (collectively, the "Company Warrants") shall have the right to receive, in lieu of the shares of Company Preferred Stock theretofore issuable upon exercise of such Company Warrant, the aggregate number of shares of Parent Common Stock that the holder of such Company Warrant would have been entitled to receive pursuant to this Section 1.7(a) hereof had such holder exercised the Company Warrant in full immediately prior to the Closing, minus the number of shares of Parent Common Stock (or fraction of a share of Parent Common Stock) equal to the aggregate exercise price of such Company Warrant multiplied by the Exchange Ratio determined in accordance with item (i) hereof. Any Company Warrant which, nonetheless remains outstanding at the Effective Time shall become exerciseable for Parent Common Stock in accordance with the terms of such Company Warrant.

                  (b) Capital Stock of Merger Sub. Each share of common stock, $.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

                  (d) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to (x) the product of (i) such fraction, multiplied by (ii) the Parent Stock Price.

                  (e) Dissenters' Rights. Dissenting Shares shall mean any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing, and who has demanded appraisal for such shares of Company Common Stock or Company Preferred Stock in accordance with section 1300 of California Law, if such section 1300 provides for appraisal rights for such shares in the Merger.

                     (1) Subject to (2) below, notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive the Per Share Merger Consideration or cash in lieu of fractional shares of Parent Common Stock pursuant to Section 1.7 hereof, but the holder thereof shall be entitled to only such rights as are granted by California Law.

                     (2) Notwithstanding the provisions of Section 1.7(a)(i) hereof, if any holder of shares of Company Common Stock or Company Preferred Stock who demands appraisal of such holder's shares of Company Common Stock or Company Preferred Stock under California Law effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of Company Common Stock or Company Preferred Stock shall automatically be converted into and represent only the right to receive the Per Share Merger Consideration and cash in lieu of fractional shares of Parent Common Stock as provided in Section 1.7 hereof, without interest, upon surrender of the certificate or certificates representing such shares of Company Common Stock or Company Preferred Stock (each such certificate, a "Company Certificate") pursuant to
         Section 1.8 hereof.

                     (3) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock or Company Preferred Stock, withdrawals of such demands, and any other instruments served on the Company pursuant to California Law received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under California Law. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal, settle or offer to settle any such demands.

Section 1.8       SURRENDER OF CERTIFICATES

                  (a) Exchange Agent. U.S. Stock Transfer Corporation shall act as exchange agent (the "Exchange Agent") in the Merger.

                  (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall deliver to the Exchange Agent for exchange and payment in accordance with this Article I, through such reasonable procedures as Parent may adopt, (x) the shares of Parent Common Stock issuable pursuant to Section 1.7(a) (provided that delivery of any shares that are subject to vesting shall be in book entry form only until such vesting restrictions have lapsed) in exchange for shares of Company Capital Stock outstanding immediately prior to the Effective Time and (y) cash in lieu of fractional shares pursuant to Section 1.7(d).

                  (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a Company Certificate, whose shares were converted into the right to receive the Per Share Merger Consideration and cash in lieu of fractional shares of Parent Common Stock pursuant to Section 1.7, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates (or book entries in the case of shares that have not yet vested) representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Certificate shall be entitled to receive in exchange therefor (i) a certificate (or a book entry in the case of shares that have not yet vested in full) representing the number of whole shares of Parent Common Stock (less the applicable proportion of the Escrow Shares attributable to such holder) and (ii) payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.7(d), and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence (i) the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and (ii) the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.7(d). As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII hereof) a certificate or certificates representing twelve and one-tenth percent (12.1%) of the number of shares determined by dividing the Valuation by the Parent Stock Price (the "Escrow Shares"), which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to Section 1.7. The Escrow Shares shall be, to the extent possible, vested shares not subject to any repurchase rights, shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Parent for certain damages as provided in
Article VIII. The Escrow Shares shall be shown as issued and outstanding on Parent's financial statement. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.8(d)) with respect to such shares of Parent Common Stock.

                  (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Dissenting Shares. The provisions of this Section 1.8 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.8 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Per Share Merger Consideration and cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 1.7 hereof.

Section 1.9       NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK

                  All shares of Parent Common Stock issued upon the surrender for exchange of Company Certificates in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

Section 1.10      LOST, STOLEN OR DESTROYED CERTIFICATES

                  In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and payment of cash in lieu of fractional shares as may be required pursuant to Section 1.7; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

Section 1.11      TAX CONSEQUENCES

                  It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The shares of Parent Common Stock which constitute the aggregate Per Share Merger Consideration are being delivered solely in exchange for Company Capital Stock, Company Options, Company Warrants or warrants to acquire Company Capital Stock, and no portion thereof is to be allocated for tax purposes to any of the covenants or undertakings of any party hereto.

Section 1.12      TAKING OF NECESSARY ACTION; FURTHER ACTION

                  (a) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                  (b) The parties hereto recognize that the accelerated timing imposed upon the preparation, negotiation and execution of this Agreement may have inadvertently resulted in there being technical errors in this Agreement, including the Exhibits and Schedule hereto. The parties hereto agree to negotiate in good faith to resolve such issues promptly upon discovery and notice thereof.


                                ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any event, change, condition or effect which (i) is material to the condition (financial or otherwise), properties, assets (including intangible assets), prospects, liabilities, business, operations or results of operations of such entity or group of entities, taken as a whole or (ii) would prevent or materially alter or delay any of the transactions contemplated by this Agreement or the Ancillary Agreements (as defined in Section 2.3). Any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that (x) is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity, or (y) would prevent or materially alter or delay any of the transactions contemplated by this Agreement except, for each of (x) and (y) above, to the extent that no such event, change, condition or effect results from changes in general economic conditions, or from changes affecting the industry generally in which the party operates.

                  Any reference to a party's "knowledge" means (i) with respect to any natural person, the actual knowledge, of such person, or
(ii) with respect to any corporation or entity, the actual knowledge of such party's officers and directors provided that such persons shall have made due and diligent inquiry of those employees of such party whom such officers and directors reasonably believe would have actual knowledge of the matters represented.

                  Except as disclosed in that section of the document of even date herewith delivered by the Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure
Schedule") corresponding to the Section of this Agreement to which any of the following representations or warranties pertain, the Company represents and warrants to Parent as follows:

Section 2.1       ORGANIZATION, STANDING AND POWER

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on the Company. The Company has delivered a true and correct copy of the Articles of Incorporation (the "Company Articles") and Bylaws (the "Company Bylaws") of the Company, each as amended to date, to Parent, and as further described in Section 2.1 of the Company Disclosure Schedule (which does not constitute an exception). The Company is not in violation of any of the provisions of its articles of incorporation or, as described in Section 2.1 of the Company Disclosure Schedule, its bylaws. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

Section 2.2       CAPITALIZATION; TITLE TO THE SHARES

                  (a) Capitalization. As of December 19, 1999, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock, of which 4,454,067 shares were issued and outstanding, (ii) 8,829,365 shares of Company Preferred Stock, of which (w) 2,500,000 have been designated Series A Preferred Stock, 2,412,500 shares of which are issued and outstanding as of the date hereof, (x) 357,143 have been designated Series A-1 Preferred Stock, all of which are issued and outstanding as of the date hereof, (y) 4,222,222 have been designated Series B Preferred Stock, 3,358,044 shares of which are issued and outstanding as of the date hereof and (z) 1,750,000 have been designated Series B-1 Preferred Stock, 785,637 shares of which are issued and outstanding as of the date hereof. As of the date hereof, (i) no shares of Company Common Stock or Company Preferred Stock are issued and held in the treasury of the Company, (ii) 45,000 shares of Series A Preferred Stock, 29,999 shares of Series B Preferred Stock and 17,818 shares of Series B-1 Preferred Stock are reserved for issuance pursuant to outstanding Company Warrants, and (iii) except as described in Section 2.2(a) of the Company Disclosure Schedule, 550,563 shares of Company Common Stock are reserved for issuance pursuant to outstanding Company Options. All of the outstanding shares of Company Capital Stock are, and all shares of Company Capital Stock which may be issued pursuant to the exercise of outstanding Company Options and Company Warrants will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of the Company Preferred Stock are as set forth in the Company Articles. Since the date of the filing of the Company Articles, there have not occurred any events that would cause any adjustment or readjustment in the applicable conversion prices of such Company Preferred Stock. Each share of Company Preferred Stock is convertible into one share of Company Common Stock..

                  Except as set forth above, and in Schedule 2.2(b), as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, preemptive rights, indebtedness having general voting rights or debt convertible into securities having such rights ("Voting Debt") or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Capital Stock, or other capital stock of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company.

                  Following the Effective Time, no holder of Company Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Company Options.

                  No Indebtedness of the Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company, or (iii) the ability of the Company to grant any lien on its properties or assets. For purposes of this Agreement, "Indebtedness" shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property and (vi) all guarantee obligations.

                  (b) Title to the Shares. Schedule 2.2(b) sets forth a true, complete and correct list of each legal and beneficial owner of Company securities and the number and class of such securities owned by each such holder.

Section 2.3       AUTHORITY

                  The Company has the requisite power and authority to enter into this Agreement and the other agreements to which the Company is a party set forth in the exhibits hereto (the "Ancillary Agreements") and to consummate the transactions contemplated thereby and hereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders. This Agreement and each Ancillary Agreement to which the Company is a party have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the effect, if any, of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of provisions requiring indemnification. The execution and delivery of this Agreement or any Ancillary Agreement by the Company does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the articles of incorporation or bylaws of the Company, as amended, or (ii) any Material Contract (as defined in Section 2.28) or any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, except as set forth in Section 2.3 of the Company Disclosure Schedule. Except for (i) applicable requirements of the hearing (the "Fairness Hearing") to be held pursuant to section 25142 of the California Corporate Securities Law of 1968, as amended (the "CSL"), (ii) the filing and recordation of the Agreement of Merger and the Certificate of Merger in accordance with the requirements of California Law and Delaware Law, respectively, and (iii) if required pursuant to the provisions of Section 5.18, the filing of a Registration Statement on Form S-4, no notice to, filing with, and no permit, authorization, consent or approval of, any arbitrator, court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government (a "Governmental Entity"), or any private third party is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

Section 2.4       FINANCIAL STATEMENTS

                  The Company has previously provided Parent with its audited balance sheet as of June 30, 1999 (the "June 30 Balance Sheet") and its unaudited balance sheet as of November 30, 1999 (the "November 30 Balance Sheet"), and the related statements of results of operations and, with respect to the audited financial statements, statements of cash flows for the fiscal year and the period then ended, including, with respect to the audited financial statements, the notes thereto (the "Financial Statements"). The Financial Statements for the year ended June 30 have been audited by Ernst & Young LLP, the Company's independent accountants. The Financial Statements fairly present, in all material respects, in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied, the financial position of the Company as of such dates and its results of operations and cash flows for such fiscal periods except, in the case of such unaudited statements, for normal recurring year end adjustments which adjustments will not be material, either individually or in the aggregate and footnotes.

Section 2.5       ABSENCE OF CERTAIN CHANGES

                  Except as and to the extent set forth in the Financial Statements or in Section 2.5 of the Company Disclosure Schedule, from November 30, 1999 (the "Balance Sheet Date") to the date of this Agreement the Company has not:

                  (a) suffered any Material Adverse Effect;

                  (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), except non-material items incurred in the ordinary course of business and consistent with past practice, which exceed $500,000 in the aggregate;

                  (c) paid discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the November 30 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since November 30, 1999;

                  (d) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any liens, except for liens for current taxes not yet due or liens the incurrence of which would not have a Material Adverse Effect on the Company;

                  (e) cancelled any debts or waived any claims or rights of substantial value;

                  (f) sold, transferred, or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                  (g) granted any increase in the compensation or benefits of any director, officer, employee or consultant of the Company (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable or to become payable to any director, officer, employee or consultant of the Company, except in the case of employees other than officers of the Company for such increases in compensation or benefits made in the ordinary course of business and consistent with past practice;

                  (h) made any change in severance policy or practices;

                  (i) made any capital expenditure or acquired any property, plant and equipment for a cost in excess of $120,000 per fiscal quarter in the aggregate;

                  (j) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company;

                  (k) made any change in any method of tax or financial accounting or accounting practice or made or changed any election for Federal, state, local or foreign tax purposes;

                  (l) made any tax election, settled or compromised any Federal, state, local or foreign income tax liability, or waived or extended the statute of limitations in respect of any such taxes;

                  (m) paid, loaned or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate or associate of any of its officers, directors or shareholders except for directors' fees, and compensation to officers at rates not inconsistent with the Company's past practice; or

                  (n) agreed, whether in writing or otherwise, to take any action described in this Section 2.5.

Section 2.6       ABSENCE OF UNDISCLOSED LIABILITIES

                  Except as and to the extent provided in the November 30 Balance Sheet, the Company did not have at November 30, 1999 any liabilities (whether contingent or absolute, direct or indirect, known or unknown to the Company or matured or unmatured or otherwise) that were not fully reflected or fully reserved against in the November 30 Balance Sheet, respectively, or incurred other than in the ordinary course.

Section 2.7       LITIGATION

                  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Company or, to the knowledge of the Company, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on the Company. There is no litigation that the Company has pending against other parties.

Section 2.8       RESTRICTIONS ON BUSINESS ACTIVITIES

                  There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted.

Section 2.9       GOVERNMENTAL AUTHORIZATION

                  The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the business of the Company or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations would not reasonably be expected to have a Material Adverse Effect on the Company. Section 2.9 of the Company Disclosure Schedule, which does not constitute an exception, provides disclosure concerning certifications that may be required in the future.

Section 2.10      HART-SCOTT-RODINO

                  The Company does not (and will not prior to the Closing) have "total assets" or "annual net sales" in excess of $10,000,000, as those terms are defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the regulations thereunder.

Section 2.11      TITLE TO PROPERTY

                  The Company has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the November 30 Balance Sheet or acquired after the Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use or value of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which are reflected on the November 30 Balance Sheet, including security interest disclosed on
Section 2.11 of the Company's Disclosure Schedule. The property and equipment of the Company that are used in the operations of businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company are reflected in the November 30 Balance Sheet to the extent U.S. GAAP requires the same to be reflected.

Section 2.12      INTELLECTUAL PROPERTY

                  (a) To the best knowledge of the Company and except as disclosed in Section 2.12 of the Company Disclosure Schedule, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, Internet domain names, copyrights, mask works, and any applications therefor, trade secrets, know-how, technology, inventions, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), net lists, schematics, and tangible or intangible proprietary information or material ("Intellectual Property") that are used in or necessary for the conduct of the business of the Company as currently conducted. The Company has not, directly or indirectly (i) licensed any of its Intellectual Property to any party, (ii) entered into any agreement requiring the Company to license or otherwise provide future versions, upgrades or enhancements of its Intellectual Property, or (iii) entered into any exclusive agreements relating to its Intellectual Property with any party.

                  (b) Section 2.12 of the Company Disclosure Schedule sets forth a complete and accurate listing of: (i) all patents and patent applications and all registered and unregistered trademarks, service marks, and trade names, and registered Internet domain names, copyrights and mask works, included in the Intellectual Property owned by the Company including the jurisdictions in which each such Intellectual Property right subsists, has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks, service marks or copyrights, or software ("Third Party Intellectual Property Rights") in connection with the manufacture, sale, licensing or other distribution of any product of the Company or the performance of any service by the Company, other than commercially available, off-the-shelf software.

                  (c) To the Company's knowledge, and except as disclosed in Section 2.12 of the Company Disclosure Schedule there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property right of the Company, or any Intellectual Property right of any third party to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders, license agreements or other agreements arising in the ordinary course of business.

                  (d) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the Ancillary Agreements or the performance of its obligations under this Agreement or the Ancillary Agreements, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

                  (e) All patents, and all registered trademarks, service marks trade names, Internet domain names and copyrights, held by the Company are valid and subsisting and there is no pending, or to the Company's knowledge, threatened judicial or administrative proceeding involving the validity, enforceability or scope thereof. The Company has not received any opinion of counsel other than as disclosed in Section 2.12 to the Company Disclosure Schedule concerning the patentability, registrability, validity, enforceability or scope of any of Intellectual Property owned by or licensed to the Company or the infringement of any Intellectual Property of any third party by the Company. The Company (i) has not received notice of any claim of infringement of any Intellectual Property right of any third party, (ii) has not been sued in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party, or (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacturing, marketing, licensing and sale of the Company's products or the performance of services by the Company does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                  (f) The Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that the Company does not already own by operation of law. The Intellectual Property owned by the Company is free and clear of all liens and other encumbrances, and the Company is listed in the records of the appropriate United States, state, or foreign agency except as set forth in Section 2.12 of the Company Disclosure Schedule, as the sole owner of record for each patent, trademark, service mark, trade name, Internet domain name, copyright and mask work, and application therefor, listed in Schedule 2.12.

                  (g) The Company has taken reasonable measures consistent with industry practice to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All authorized use, disclosure or appropriation of Confidential Information owned by the Company ("Company Confidential Information") by or to a third party has been pursuant to the terms of a written agreement between the Company, on the one hand, and such third party, on the other hand, pursuant to which the third party undertakes to protect and not disclose the Company Confidential Information. All use, disclosure or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful. **

Section 2.13     ENVIRONMENTAL MATTERS

                  (a) The following terms shall be defined as follows:

                      (1) "Environmental and Safety Laws" shall mean any laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                      (2) "Facilities" shall mean the offices of the Company located at 303 Twin Dolphin Drive, Fourth Floor, Redwood Shores, CA 94065.

                  (b) The Company represents and warrants that the Company's uses of and activities in the Facilities and, to its knowledge, the Facilities have at all times complied in all material respects with all Environmental and Safety Laws.

Section 2.14      TAXES

                  (a) The Company has (i) properly completed and timely filed (taking into account extensions granted without penalty and described in Section 2.14 of the Company Disclosure Schedule) all Tax Returns (as defined below) required to be filed by it on or before the Closing Date and
(ii) paid, or where payment is not yet due, has provided adequate accruals in accordance with U.S. GAAP in the Financial Statements for all material Taxes due with respect to any period ending on or before the Closing Date. The Company has no material liability for unpaid Taxes accruing after the date of its latest Financial Statements. There is (i) no material claim for Taxes that is a lien against the property of the Company or is being asserted against the Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of the Company being conducted by a Tax Authority (as defined below), (iii) no extension of the statute of limitations on the assessment of any Taxes granted by the Company and currently in effect, and (iv) except as disclosed in Section 2.14 of the Company Disclosure Schedule, no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code (or comparable provisions under foreign or state Tax laws). The Company has not filed nor will it file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any foreign or state Tax laws) apply to the Company. The Company is not a party to any Tax sharing or Tax allocation agreement nor does the Company have any liability or potential liability to another party under any such agreement. The Company has never been a member of a consolidated, combined or unitary group of which the Company was not the ultimate parent corporation. The Company has never been a "United States real property holding corporation" within the meaning of Section 897 of the Code.

                  (b) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

Section 2.15      EMPLOYEE BENEFIT PLANS

                  (a) Section 2.15 of the Company Disclosure Schedule lists, with respect to the Company and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or
(o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code
Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Company of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of the Company (together, the "Company Employee Plans").

                  (b) The Company has furnished or made available to Parent a copy of each of the Company Employee Plans and related material plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS (as defined below) a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986, or has applied to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also furnished or made available to Parent the most recent IRS determination, notification, advisory, or opinion letter issued with respect to each such Company Employee Plan, and, to the Company's knowledge, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

                  (c) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company. Each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on the Company, and the Company and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans. Neither the Company nor any ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans. All material contributions required to be made by the Company or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years. With respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without material liability to Parent (other than ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite material governmental reports (which, to the Company's knowledge, were true and correct as of the date filed) and has properly and timely filed and distributed or posted all material notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of the Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service (the "IRS") or United States Department of Labor other than requests for payments in the ordinary course or requests for qualified domestic relations orders.

                  (d) With respect to each Company Employee Plan, the Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not in the aggregate has a Material Adverse Effect on the Company (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on the Company and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on the Company.

                  (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company or any ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) except as disclosed on Schedule 2.15, and in Section
2.15 of the Company Disclosure Schedule accelerate the time of payment or vesting of Company Options, or increase the amount of compensation due any such employee or service provider.

                  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Financial Statements.

                  (g) The Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (h) Neither the Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation to contribute to, any "multiemployer plan" as defined in Section 3(37) of ERISA.

Section 2.16      CERTAIN AGREEMENTS AFFECTED BY THE MERGER

                  Neither the execution and delivery of this Agreement or the Ancillary Agreements nor the consummation of the transaction contemplated hereby or thereby will, except as disclosed in Section 2.16 of the Company Disclosure Schedule, (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company, (ii) materially increase any benefits otherwise payable by the Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits except as set forth in Section 2.16 of the Company Disclosure Schedule. No payment which will or may be made by the Company to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

Section 2.17      EMPLOYEE MATTERS

                  The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any material arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company, on the one hand, and any of its respective employees, on the other hand, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. The Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company know of any activities or proceedings of any labor union or organize any such employees. To the Company's knowledge, no employees of the Company are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conduced by the Company or to the use of trade secrets or proprietary information of others. No key employees or officers of the Company have given notice to the Company, nor is the Company otherwise aware, that any such key employee or officer intends to terminate his or her employment with the Company.

Section 2.18      INTERESTED PARTY TRANSACTIONS

                  The Company is not indebted to any director, officer, employee or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and except as set forth in Section 2.18 to the Company Disclosure Schedule, no such person is indebted to the Company.

Section 2.19      INSURANCE

                  The Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. Schedule 2.19 contains a complete list of the policies and contracts of insurance maintained by the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable to date under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 2.20      COMPLIANCE WITH LAWS

                  The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on the Company.

Section 2.21      MINUTE BOOKS

                  The minute books of the Company made available to Parent contain a complete and accurate summary in all material respects of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company through three business days before the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

Section 2.22      COMPLETE COPIES OF MATERIALS

                  The Company has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company.

Section 2.23      SHAREHOLDER AGREEMENT; IRREVOCABLE PROXIES

                  Holders of more than a majority of the outstanding shares of Company Common Stock have agreed in writing to vote for approval of the Merger pursuant to irrevocable proxies attached to the Shareholder's Agreement as an exhibit.

Section 2.24      VOTE REQUIRED

                  The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock and 60% of the outstanding shares of the Company Preferred Stock all series voting together on an as-if converted basis is the only vote of the holders of any of the Company's capital stock necessary to approve this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

Section 2.25      BROKERS' AND FINDERS' FEES

                  Except as disclosed in Section 2.25 of the Company Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 2.26      BOARD APPROVAL

                  The Company Board has unanimously (i) approved this Agreement, the Ancillary Agreements and the Merger, (ii) determined that the transactions contemplated herein and therein are advisable and in the best interests of the shareholders of the Company and on terms that are fair to such shareholders and (iii) recommended that the shareholders of the Company approve the Merger.

Section 2.27      CUSTOMERS AND SUPPLIERS

                  No customer which individually accounted for more than 1% of the Company's gross revenues during the 12-month period preceding the date hereof, and no supplier of the Company, has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate its relationship with the Company, or has decreased materially its services or supplies to the Company in the case of any such supplier, or its usage of the services or products of the Company in the case of such customer, and to the Company's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be. The Company has not breached, so as to provide a benefit to the Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

Section 2.28      MATERIAL CONTRACTS

                  Except for the contracts and agreements described on
Schedule 2.28, and in Section 2.28 of the Company Disclosure Schedule (collectively, the "Material Contracts"), the Company is not a party to or bound by any material contract, including without limitation:

                  (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $20,000 over the life of the contract;

                  (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with U.S. GAAP;

                  (e) any contract for capital expenditures in excess of $20,000 in the aggregate;

                  (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other person as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, other than those entered into in the ordinary course of business, any confidentiality, secrecy or non-disclosure contract;

                  (g) any material contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                  (h) any contract with any affiliate of the Company; or

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person.

Section 2.29      NO BREACH OF MATERIAL CONTRACTS

                  All Material Contracts are in written form. The Company has in all material respects performed the obligations required to be performed by it and is entitled to all benefits under, and to its knowledge, is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or, to the knowledge of the Company, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Parent.

Section 2.30      THIRD PARTY CONSENTS

                  Schedule 2.30 lists all contracts, that require a novation or consent to assignment, as the case may be, prior to the Closing Date so that Parent shall be made a party in place of the Company or as assignee.

Section 2.31      MATERIAL THIRD PARTY CONSENTS

                  Schedule 2.31 includes every contract which, if no novation occurs to make Parent a party thereto or if no consent to assignment is obtained, would have a Material Adverse Effect on Parent's ability to operate the business of the Company in the same manner as the business was operated by the Company prior to the Closing Date.

Section 2.32      PRODUCT RELEASES

                  The Company has provided Parent a Schedule of Product Releases, which Schedule is attached as Schedule 2.32. The Company has a good faith reasonable belief that it can achieve the release of products on the schedule described in Schedule 2.32 and is not currently aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule.

Section 2.33      YEAR 2000

                  None of the products and services sold, licensed, rendered, or otherwise provided by the Company in the conduct of their respective businesses will malfunction, will cease to function, will generate materially incorrect data or will produce materially incorrect results and such products will not cause any of the above with respect to the property or business of third parties using such products or services when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries, causing a Material Adverse Effect on the Company; provided, however, that to the extent this representation relates to such functionality derived from supplies received from the Company's suppliers, the Company merely represents and warrants that the Company has used best efforts to obtain supplies that provide such functionality in all material respects and to obtain representations from the suppliers thereof to such effect. The Company has not made any representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by the Company in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, and (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

Section 2.34      TAX MATTERS

                  As of the date hereof, neither the Company nor, to the Company's knowledge, any of its affiliates has taken or agreed to take any action, nor does the Company have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 2.35      BALANCE SHEET

                  As of the Closing Date, the assets of the Company which would be required to be reflected on a balance sheet prepared as of the Closing Date in accordance with U.S. GAAP on a consolidated basis shall not be less than $2,000,000.

Section 2.36      REPRESENTATIONS COMPLETE

                  None of the representations or warranties made by the Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Except as disclosed in a document of even date herewith and delivered by Parent to the Company prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as follows:

Section 3.1       ORGANIZATION, STANDING AND POWER

                  Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Parent has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Parent is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws (or equivalent organizational documents).

Section 3.2       CAPITAL STRUCTURE

                  As of the date hereof, the authorized capital stock of Parent consists of 250,000,000 shares of Common Stock, $0.001 par value per share (as increased from 100,000,000 on December 17, 1999 by a vote of the Parent stockholders and action by the Parent Board with an amendment to the Certificate of Incorporation to be filed in the State of Delaware after the date hereof), and 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which there were issued and outstanding as of the close of business on September 30, 1999, 62,583,964 shares of Common Stock and no shares of Preferred Stock. The shares of Parent Common Stock to be issued pursuant to the Merger, when so issued, will be duly authorized, validly issued, fully paid, and non-assessable.

Section 3.3       AUTHORITY

                  Parent has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement and each Ancillary Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under
(i) any provision of the Certificate of Incorporation or By-laws of Parent or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order or decree applicable to Parent or the properties or assets of either of them. Except for (i) the requirements of the Fairness Hearing, (ii) the filing and recordation of an Agreement of Merger, in accordance with the requirements of California Law, and the filing of a Certificate of Merger, in accordance with the requirements of Delaware Law, and (iii) if required pursuant to the provisions of Section 5.18, the filing of a Registration Statement on Form S-4, neither the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof will (i) require any notice to, filing with, or permit, authorization, consent or approval of, any Governmental Entity or any private third party, (ii) conflict with or result in any breach of any provision of the charter or by-laws of Parent or Merger Sub, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which any of them or any of their properties or assets may be bound or
(iv) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Parent, Merger Sub or any of their properties or assets except, in the case of clauses (i), (iii) and (iv), where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

Section 3.4       SEC DOCUMENTS; FINANCIAL STATEMENTS

                  Parent has timely filed and made available to the Company each required statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), definitive proxy statement, and other filings filed with the Securities and Exchange Commission (the "SEC") by Parent since July 31, 1998, and prior to the Effective Time, Parent will have furnished the Company with true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the "Parent SEC Documents"). In addition, Parent has made available to the Company all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to the Company all exhibits to any additional Parent SEC Documents filed prior to the Effective Time. As of their respective filing dates, the Parent SEC Documents complied (or will comply) in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained (or will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes and schedules thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with U.S. GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments which were not and are not expected to be, individually or in the aggregate, material in amount).

Section 3.5       ABSENCE OF UNDISCLOSED LIABILITIES

                  Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed, or contingent or otherwise) other than
(i) those set forth or adequately provided for in the Balance Sheet included in Parent's Quarterly Report on Form 10-Q for the period ended at the most recent quarter end prior to the date of this Agreement (the "Parent Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under U.S. GAAP and (iii) those incurred in the ordinary course of business since the date of Parent Balance Sheet and consistent with past practice.

Section 3.6       BROKER'S AND FINDERS' FEES

                  Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.7       SHAREHOLDER APPROVAL

                  Approval of the stockholders of Parent is not required for this Agreement, the Ancillary Agreements or the Merger.

Section 3.8       APPROVAL

                  The Board of Directors of Parent has approved this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

Section 3.9       TAX MATTERS

                  As of the date hereof, neither Parent nor, to Parent's knowledge, any of its affiliates has taken or agreed to take any action, nor does Parent have knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 3.10      ABSENCE OF CERTAIN CHANGES

                  Since the date of the Parent's Registration Statement on Form S-1 filed on October 28, 1999 as amended by Parent's Registration Statements on Form S-1/A filed on November 4, 1999 and November 12, 1999 for the period ended at the most recent quarter and prior to the date of this Agreement, there has not been a Material Adverse Effect with respect to Parent. Without limiting the foregoing, except as disclosed in Parent SEC Documents filed by Parent through the date hereof or as contemplated by this Agreement, (i) Parent has conducted its business in the ordinary course of business and (ii) there has not been:

                  (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent;

                  (b) any amendment of any provision of the Certificate of Incorporation or By-Laws of, or of any material term of any outstanding security issued by, Parent;

                  (c) any incurrence, assumption or guarantee by Parent of any indebtedness for borrowed money other than borrowings under existing short term credit facilities not in excess of $10,000,000 in the aggregate;

                  (d) any material change in any method of accounting or accounting practice by Parent except for any such change required by reason of a change in U.S. GAAP;

                  (e) issuance of Parent Common Stock other than pursuant to options outstanding as of the date of Parent's S-1 and the issuance of options after such date in the ordinary course of business (and the issuance of securities pursuant thereto);

                  (f) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.


                                ARTICLE IV

                     CONDUCT PRIOR TO THE CLOSING DATE

Section 4.1       CONDUCT OF BUSINESS OF THE COMPANY

                  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and as proposed to be conducted. The Company agrees to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due subject to good faith disputes over whether payment or performance is owing, and to use all reasonable efforts consistent with past practice and policies to preserve its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall not be substantially impaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on the Company.

Section 4.2       RESTRICTION ON CONDUCT OF BUSINESS OF THE COMPANY

                  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Company Disclosure Schedule or except as expressly contemplated by this Agreement, the Company shall not do or cause any of the following, without the prior written consent of
Parent:

                  (a) Charter Documents. Cause any amendments to the Company Articles or the Company Bylaws or form any subsidiaries;

                  (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

                  (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans except as provided under agreements existing as of the date hereof and previously disclosed to Parent prior to the date hereof;

                  (d) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts other than in the ordinary course of business consistent with past practice (provided that the Company may borrow up to four million dollars on equipment lease or loan transactions on commercially reasonable terms providing for pre-payment without penalty and may enter into Beta test agreements after discussion with Parent);

                  (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement and other than the issuance of Company Stock options to new hires in the ordinary course of business consistent with past practice following discussion with Parent;

                  (f) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than pursuant to non-exclusive license arrangements in the ordinary course of business consistent with past practice;

                  (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of the Company's products or technology;

                  (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole except in the ordinary course of business consistent with past practice;

                  (i) Indebtedness. Incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or guarantee any debt securities of others except in the ordinary course of business consistent with past practice;

                  (j) Leases. Enter into any operating lease requiring payments in excess of $25,000 annually (drawdowns on any existing lines of credit are permissible hereunder, and provided that the Company may borrow up to four million dollars on equipment lease or loan transactions on commercially reasonable terms without providing for pre-payment penalty after discussion with Parent);

                  (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $25,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements (provided that the Company may borrow up to four million dollars on equipment lease or loan transactions on commercially reasonable terms without providing for pre-payment penalty after discussion with Parent);

                  (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of $50,000 individually or in excess of $100,000 in the aggregate (provided that payments for any capital matters that are pursuant to an existing schedule of payments disclosed to Parent prior to the date hereof are permissible (provided that the Company may borrow up to four million dollars on equipment lease or loan transactions on commercially reasonable terms providing for pre-payment without penalty after discussion with Parent and may also purchase equipment for any customer designated system);

                  (m) Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

                  (n) Termination or Waiver. Terminate or waive any right of substantial value;

                  (o) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, pay any special bonus or special remuneration to any employee or director or increase the salaries or wage rates of its employees other than in the normal course of business and consistent with past practice when hiring new employees, providing additional grants to current employees, and adding additional shares to the Company's option plan, all following discussion with Parent; provided, however, that the Company may pay mid-year bonuses to employees pursuant to arrangements established with certain employees in their offer letters disclosed to Parent prior to the date hereof;

                  (p) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and heretofore furnished to Parent;

                  (q) Initiating Lawsuits. Commence legal action other than
(i) for the routine collection of bills, (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the commencement of such a suit, or
(iii) for a breach of this Agreement;

                  (r) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, in each such case which are material, individually or in the aggregate, to the Company's business, taken as a whole;

                  (s) Taxes. Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return other than those for which extensions have been received as set forth in the Company Disclosure Schedule or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (t) Accounting Policies and Procedures. Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by U.S. GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

                  (u) Year 2000 Compliance. Fail to continue in all material respects the Company's Year 2000 assessment and compliance activities, as described to Parent by the Company; or

                  (v) Other. Agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (u) above.

Section 4.3       SOLICITATION

                  Until the earlier of the Effective Time or the termination of this Agreement, the Company and the officers, directors, employees or other agents of the Company will not, directly or indirectly, take any action to solicit, initiate or encourage any Takeover Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly notify Parent after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to the Company or for access to the properties, books or records of the Company by any person that has advised the Company that it may be considering making, or that has made, a Takeover Proposal and will keep Parent timely informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Parent with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a written summary thereof, if it is not in writing. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent. Neither the Company Board nor any committee thereof shall (i) withdraw or modify, or
(ii) approve or recommend or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal; provided, however, that nothing contained in this Agreement shall prohibit the Company Board from (A) furnishing information to, or engaging in discussions or negotiations with any person or entity in response to an unsolicited bona fide written Takeover Proposal; or (B) recommending such an unsolicited bona fide written Takeover Proposal to the shareholders of the Company, if (i) the Company Board concludes that such Takeover Proposal would constitute a Superior Proposal, and (ii) the Company Board determines in good faith that the failure to take such action would result in a breach by the Company's Board of its fiduciary duties to the Company's shareholders, and (iii) prior to furnishing such information to such person or entity, the Company provides written notice to Parent that the Company is furnishing information to, or entering into discussions or negotiations with, such person or entity.

                  For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or the acquisition of 20% or more of the outstanding shares of capital stock of the Company, or a significant portion of the assets of, the Company, other than the transactions contemplated by this Agreement.

                  For purposes of this Agreement ("Superior Proposal") means (i) a bona fide Takeover Proposal made by a third party that the Company Board determines in its good faith judgment to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company's Board is reasonably capable of being obtained by such third party. For so long a both Parent and Company are using their reasonable best efforts to ensure satisfaction of all closing conditions, notwithstanding a determination by the Company's Board that such transaction is in the best interests of the Company, a proposed sale of Preferred Stock to current or new investors shall not be considered a Superior Proposal.

                  Notwithstanding anything to the contrary contained in this agreement, the Company shall be permitted to continue discussions with one or more of its existing investors and one new institutional investor with respect to the specific purpose of effecting a preferred stock financing of the Company; provided, however, that any such new institutional investor shall not be an entity which could reasonably be regarded as a competitor of Phone.com; provided, further, that the Company may not complete such preferred stock financing for so long as Parent is using its reasonable best efforts to ensure satisfaction of all closing conditions.

Section 4.4       SHAREHOLDER APPROVAL

                  The Company shall take all action necessary, in accordance with California Law and the Company Articles and the Company Bylaws, to cause its shareholders to consider and act upon this Agreement and the Merger as soon as practicable; provided, however, that the Company Board may withhold, withdraw, amend, or modify any recommendation made in favor of the Merger if a Superior Proposal is made to the Company and not withdrawn.

                  Nothing contained in Section 4.3 or 4.4 shall prohibit the Company from complying with any applicable law, rule, or regulation.

Section 4.5       FURTHER INFORMATION

                  As soon as such information becomes available, and in any event not later than thirty days after the end of each fiscal month, the Company shall provide to Parent an unaudited balance sheet as of the end of such month and the related statements of results of operations and statements of cash flows for such period together with a list of the ages and amounts of all accounts and notes due and uncollected as of the end of such month.


                                 ARTICLE V

                           ADDITIONAL AGREEMENTS

Section 5.1 PREPARATION OF PERMIT APPLICATION, HEARING REQUEST, HEARING NOTICE AND INFORMATION STATEMENT

                  As promptly as practicable after the date hereof, Parent shall prepare, with the reasonable cooperation of the Company, and file with the Commissioner (as defined in Section 5.17) the documents required by the CSL including, but not limited to, any required Permit Application (as defined in Section 5.17), request for a hearing ("Hearing Request") or notice of a hearing ("Hearing Notice") pursuant to Sections 25121 and 25142 of the CSL (collectively, the "Notice Materials"), in connection with the Merger and the issuance of Parent Common Stock, in order to perfect the exemption from registration provided by Section 3(a)(10) of the Securities Act. Each of Parent and the Company shall use reasonable efforts to have the Permit Application, Hearing Request, and Hearing Notice declared effective under the CSL as promptly as practicable after such filing. In addition, Parent and the Company will prepare, and the Company will distribute, an information statement or proxy statement (the "Information Statement") along with the Notice Materials, as may be required by California Law, at the earliest practicable date to submit this Agreement, the Merger, and the transactions contemplated hereby, to the Company's shareholders. Each of the Parent and the Company will promptly provide all information relating to their respective business and operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Each of Parent and the Company shall be solely responsible for any statement, information, or omission, in the Notice Materials relating to its affiliates based upon the written information furnished by it or its representatives.

Section 5.2       ACCESS TO INFORMATION

                  (a) The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request; provided, however, that the Company will not provide or afford access to information that was agreed in the Confidentiality Agreement (as defined below) would not be disclosed. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                  (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                  (c) No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

Section 5.3       CONFIDENTIALITY

                  The parties acknowledge that Parent and the Company have previously executed a non-disclosure agreement dated December 14, 1999 (the "Confidentiality Agreement") which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. In addition, the parties agree that the terms and conditions of the transactions contemplated hereby, and information exchanged in connection with the execution hereof and the consummation of the transactions contemplated hereby shall be subject to the Confidentiality Agreement.

Section 5.4       PUBLIC DISCLOSURE

                  Unless otherwise permitted by this Agreement, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the National Association of Securities Dealers.

Section 5.5       CONSENTS; COOPERATION

                  (a) Each of Parent and the Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby. The Company shall use reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts for the assignment thereof or otherwise.

                  (b) Each of Parent and the Company shall use all reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated hereby or any such other transactions, unless by mutual agreement Parent and the Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Parent nor the Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                  (c) Notwithstanding anything to the contrary in this Agreement, (i) Parent shall not be required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Parent and (ii) the Company shall not be required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on the Company.

Section 5.6       LEGAL REQUIREMENTS

                  Each of Parent and the Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply in all material respects promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made by them in connection with the taking of any action contemplated by this Agreement.

Section 5.7       BLUE SKY LAWS

                  Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. The Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

Section 5.8       EMPLOYEE BENEFIT PLANS; ASSUMPTION OF OPTIONS

                  (a) At the Effective Time, the Company Stock Option Plan, and each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plan, whether vested or unvested, will be assumed by Parent. Schedule 5.8 hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Company Stock Option Plan including the number of shares of Company Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, the Company shall deliver to Parent an updated Schedule 5.8 hereto current as of such date. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that
(i) such option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio rounded up to the nearest whole cent. Consistent with the terms of the Company Stock Option Plan and the documents governing the outstanding options under such Plans, the transactions contemplated hereby will not terminate any of the outstanding options under the Company Stock Option Plan or accelerate the exercisability or vesting of such options or the shares of Parent Common Stock which will be subject to those options upon the Parent's assumption of the options hereunder. As soon as practicable after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plan a document in form and substance satisfactory to the Company evidencing the foregoing assumption of such option by Parent.

                  (b) Assignment of Repurchase Options. All outstanding rights of the Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Capital Stock (the "Repurchase Options") shall be assigned to Parent automatically in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio.

Section 5.9       FORM S-8

                  Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms that Parent is eligible to use) under the Securities Act with respect to the shares of Parent Common Stock subject to Company Options as soon as practicable but, in any event, within thirty (30) business days following the Closing Date.

Section 5.10      LISTING OF ADDITIONAL SHARES

                  Prior to the Effective Time, Parent shall cause the shares of Parent Common Stock issuable to the shareholders of the Company pursuant to Sections 1.7 and 5.8, including shares of Parent Common Stock issuable upon exercise of Company Options, to be authorized for listing on the NASDAQ National Market.

Section 5.11      EMPLOYEES

                  Set forth on Schedule 5.11 is a list of employees of the Company to whom Parent will make an offer of employment pursuant to an Offer Letter, substantially in the form of Exhibit J hereto.

Section 5.12      EXPENSES

                  Except as otherwise provided by this Agreement, whether or not the transactions contemplated hereunder are consummated, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements, and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however, that the Company may incur, and Parent shall be responsible after Closing for, any reasonable documented out-of-pocket expenses not in excess of $1,500,000, for fees and expenses of legal counsel, financial advisors and accountants. Such fees and expenses in excess of $1,500,000, if any, shall remain an obligation of the Company's shareholders and such obligation shall, if not promptly reimbursed by the Company shareholders at Parent's request, constitute Damages (as defined in Section 8.2) recoverable under the Escrow Agreement and such Damages shall not be subject to the Indemnity Threshold (as defined in Section 8.2).

Section 5.13      WARRANTS

                  The Company shall use its reasonable best efforts to ensure that all outstanding warrants to purchase Company Capital Stock, including all Company Warrants, are exercised prior to Closing.

Section 5.14      REASONABLE BEST EFFORTS AND FURTHER ASSURANCES

                  Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, Merger Sub and the Company agree to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger as promptly as practicable including, but not limited to (i) the prompt preparation by Parent, with cooperation from the Company, and filing with the Commissioner of Parent's Permit Application (as defined in Section 5.17) and the preparation and filing of all other forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing.

Section 5.15      INDEMNIFICATION

                  The provisions of this Section 5.15 are intended to be for the benefit of, and will be enforceable by, each director and officer of the Company entitled to indemnification from the Company. Parent will not permit the Company to merge or consolidate with any other entity, dissolve, or otherwise cease its corporate existence unless Parent makes adequate provisions for the assumption of the obligations imposed by this
Section 5.15. Any amendment, repeal, or modification of the provisions with respect to indemnification that are set forth in the Company Articles and the Company Bylaws shall not in any manner affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors or officers of the Company. From and after the Effective Time, Parent will, for a period of six years after the Closing, to the fullest extent permitted by law, cause the Company to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers and any indemnification provisions under the Company's Articles of Incorporation or Bylaws as in effect immediately prior to the Effective Time.

Section 5.16      TERMINATION OF 401(K) PLAN

                  If required by Parent in writing, the Company shall, immediately prior to and contingent upon the Closing Date, have terminated the Company 401(k) Plan (the "Plan") and no further contributions shall be made to the Plan. The Company shall provide to Parent (i) executed resolutions by the Company Board authorizing the termination and (ii) an executed amendment to the Plan , which in the Parent's reasonable judgment is sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder.

Section 5.17      INFORMATION SUPPLIED

                  (a) None of the information supplied in writing by the Company for inclusion or incorporation by reference in (i) the application for a permit to issue securities to be filed with the Commissioner of Corporations of the State of California (the "Commissioner") pursuant to
Section 25121 of the CSL, in connection with the issuance of shares of Parent Common Stock pursuant to the transactions contemplated hereby, including the disclosure documents relating thereto (the "Permit Application") will, at the time the Permit Application is filed with the Commissioner and at the time the Fairness Hearing is held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the information provided to Company shareholders in connection with obtaining shareholder approval of the Merger (the "Information Statement") will, at the time it is mailed to the shareholders and at all times during which shareholder consents are solicited in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Permit Application will comply in all material respects with the provisions of the CSL, and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference therein.

                  (b) None of the information supplied in writing by Parent for inclusion or incorporation by reference in (i) the Permit Application will, at the time the Permit Application is filed with the Commissioner and at the time the Fairness Hearing is held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading and (ii) the Information Statement will, at the time it is mailed to the Company shareholders and at all times that shareholder consents are being solicited in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Permit Application will comply in all material respects with the provisions of the CSL and the rules and regulations thereunder, except that no representation is made by Parent with respect to statements made therein based on information supplied by the Company in writing for inclusion or incorporation by reference in the Permit Application or the Information Statement.

Section 5.18      REGISTRATION STATEMENT

                  If, following the Fairness Hearing, a permit is not issued pursuant to the Permit Application and if required by applicable securities laws for the issuance of Parent Common Stock to holders of Company Capital Stock in the Merger in accordance with the terms and provisions of this Agreement, Parent and the Company shall cooperate either, at Parent's option, (i) to register the issuance of shares of Parent Common Stock by means of the preparation and filing with the SEC of a Registration Statement on Form S-4 or any other appropriate form to effect registration of such issuance and use best efforts to have such Registration Statement declared effective as soon as practicable after such filing or (ii) to qualify the issuance of Parent Common Stock under any available exemption from registration legally available for such issuance and then promptly to register such shares for resale on any available registration statement.


                                ARTICLE VI

                         CONDITIONS TO THE CLOSING

Section 6.1       CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER

                  The respective obligations of each party to this Agreement to consummate and effect the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                  (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company under California Law and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of shareholders of the Company as is required by the terms of Section 280G(b)(5)(B) and shall be obtained in a manner which satisfies all applicable requirements of such Code Section 280(G)(b)(5)(B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered or enforced, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

                  (c) Governmental Approval. Parent, the Company and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the several transactions contemplated hereby.

                  (d) Escrow Agreement. Parent, the Company, Escrow Agent, and the Shareholders' Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit D.

                  (e) Permit to Issue Securities; Registration Statement. Either (i) the Commissioner shall have issued the CSL Permit and the qualification thereunder shall not be the subject of any stop order or proceedings seeking a stop order and if not so issued or if issued and subject to a stop order then, in the alternative either (i) Parent's Registration Statement on Form S-4 shall have been declared effective by the SEC and the issuance of Parent Common Stock in the Merger shall not be the subject of any stop order or proceedings seeking a stop order or (ii) the issuance of Parent Common Stock pursuant to the Merger shall, in the opinion of Parent, be exempt from registration (and Parent affirms its obligations to register such shares pursuant to Section 5.18).

                  (f) Listing of Additional Shares. Parent shall have fulfilled its obligations pursuant to Section 5.10 hereof.

Section 6.2       ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY

                  The obligations to consummate and effect the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company:

                  (a) Representations, Warranties and Covenants. Except as disclosed in the Parent Disclosure Schedule, (i) the representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time (except for such representations and warranties which speak as of a particular time which representations and warranties need be true and correct only as of such time) and (iii) Parent and Merger Sub shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                  (b) Legal Opinion. The Company shall have received a legal opinion from Parent's legal counsel, in substantially the form of Exhibit G.

                  (c) No Material Adverse Changes. There shall not have occurred any material adverse change in the properties and assets (including intangible assets) of Parent, taken as a whole; provided, however, that for purposes of determining whether there shall have been any such material adverse change, any adverse change that results from or relates to the taking of any action, or the failure to act, as required by this Agreement shall be disregarded.

                  (d) Certificate of Parent. The Company shall have received from Parent an officer's certificate certifying to the fulfillment of the conditions specified in Section 6.2(a) and 6.2(c).

Section 6.3       ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT
                  AND MERGER SUB

                  The obligations of Parent and Merger Sub to consummate and effect the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent or Merger Sub:

                  (a) Representations, Warranties and Covenants. Except as disclosed in the Company Disclosure Schedule, (i) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect which representations and warranties as so qualified shall be true in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for such representations and warranties which speak as of a particular time which representations and warranties need be true and correct only as of such time) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) any inaccuracy that does not have a material adverse effect on the Company shall be disregarded, (ii) any inaccuracy that results from or relates to the taking of any action, or the failure to act, as required by this Agreement shall be disregarded) and (iii) the Company shall in all material respects have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (b) Certificate of the Company. Parent shall have received a certificate of the Company executed by an officer certifying fulfillment of the conditions set forth in Sections 6.3(a), 6.3(e) and 6.3(f) hereof.

                  (c) Third Party Consents.


                     (1) Parent shall have been furnished with evidence reasonably satisfactory of the consent or approval of those persons whose consent or approval shall be required in connection with the transactions contemplated hereby under the contracts of the Company set forth on Schedule 2.31 hereto, except where failure to receive such consents or approvals would not have a Material Adverse Effect.

                     (2) All of the consents and approvals set forth on
         Section 6.3(c) of the Company Disclosure Schedule shall have been obtained.

                  (d) Legal Opinion. Parent shall have received a legal opinion from the Company's legal counsel, in substantially the form of Exhibit F.

                  (e) No Material Adverse Changes. There shall not have occurred any material adverse change in the properties and assets (including intangible assets) of the Company, taken as a whole; provided, however, that for purposes of determining whether there shall have been any such material adverse change, any adverse change that results from or relates to the taking of any action, or the failure to act, as required by this Agreement shall be disregarded.

                  (f) Resignation of Directors. The directors of the Company in office immediately prior to the Effective Time shall have resigned as directors of the Company effective as of the Effective Time, and Parent shall have received letters of resignation from such persons.

                  (g) Offer Letters. The employees of the Company set forth on Schedule 5.11 shall have accepted employment with Parent and shall have entered into Offer Letters in form and substance as set forth in Exhibit J.

                  (h) Dissenting Shares. Holders of Company Capital Stock representing 95% of the aggregate number of shares of Company Common Stock on an, as-converted basis (excluding shares issuable upon the exercise of Company Options and Warrants) shall have executed a written consent to approval and adoption of the Merger Agreement and approval of the Merger or waived their rights under Section 1300 of California Law.

Section 6.4       FRUSTRATION OF CONDITIONS

                  Neither Parent or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to comply with or perform any of its covenants or obligations set forth in this Agreement.


                                ARTICLE VII

                     TERMINATION, AMENDMENT AND WAIVER

Section 7.1       TERMINATION

                  At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger to the shareholders of the Company, this Agreement may be terminated:

                  (a) by mutual consent of Parent and the Company;

                  (b) by either Parent or the Company, if the Closing shall not have occurred on or before June 30, 2000; provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by Parent, if the Company shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) business days of receipt by the Company of written notice of such breach;

                  (d) by Parent, if (i) the Company's Board shall have withdrawn or modified its recommendation of this Agreement in a manner adverse to Parent; (ii) the Company Board shall approve or recommend any Superior Proposal; (iii) the Company shall enter into any letter of intent (binding or otherwise), arrangement or agreement pursuant to which the Company accepts any Superior Proposal; or (iv) the Company or the Company Board shall have resolved to do any of the foregoing;

                  (e) by the Company, if Parent or Merger Sub shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) business days following receipt by Parent of written notice of such breach; and

                  (f) by Parent, Merger Sub or the Company if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of the Company shall not have been obtained.

Section 7.2       EFFECT OF TERMINATION

                  In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void, and except as provided in Section 7.3 below, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders, shareholders or affiliates, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section 5.3 (Confidentiality),
Section 7.3 (Expenses and Termination Fees), this Section 7.2 and Article IX shall remain in full force and effect and survive any termination of this Agreement.

Section 7.3       EXPENSES AND TERMINATION FEES

                  (a) Subject to Section 7.3(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

                  (b) In the event that this Agreement shall be terminated pursuant to Section 7.1(c) (and the breach giving rise to Parent's right to terminate is willful and material) or 7.1(d), then, as Parent's and Merger Sub's sole and exclusive remedy, the Company shall promptly pay to Parent an amount equal to $12,000,000.

Section 7.4       AMENDMENT

                  The parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of the Company shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Company Capital Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company Capital Stock.

Section 7.5       EXTENSION; WAIVER

                  At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                               ARTICLE VIII

                         ESCROW AND INDEMNIFICATION

Section 8.1       ESCROW FUND

                  Within five (5) business days after the Effective Time, the Escrow Shares shall be registered in the name of, and be deposited with, State Street Bank and Trust Company of California, N.A. (its successor in interest or other institution selected by Parent with the reasonable consent of the Company) as escrow agent (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the escrow fund (the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit D. The Escrow Fund shall consist of two component parts, as follows: ten percent (10%) of the Total Parent Shares (the "10% Fund") shall be available solely to compensate Parent pursuant to the indemnification obligations of the Company for Damages (as defined below), and two and one-tenth percent (2.1%) of the Total Parent Shares (the "2.1% Fund", subject to reduction, as set forth below, the "Option Acceleration Cap") shall be available solely to compensate Parent in an amount equal to the value (the "Accelerated Vesting Value") of Company Options that may accelerate, or of shares over which the repurchase right in favor of the Company has lapsed on an accelerated basis, as a result of an "Involuntary Termination" (as defined in the Company Stock Option Agreements, Company Stock Purchase Agreements, or any amendments thereto) with respect to any such holder of Company Options or such shares following the Closing Date, which amount shall be determined by multiplying the number of shares of Company Common Stock with respect to which such acceleration occurs by the Parent Stock Price. Compensation to Parent for Accelerated Vesting Value from the 2.1% Fund shall not be limited in any manner by any of the limitations with respect to indemnification set forth in Section 8.2 ; provided, however, that the 2.1% Fund is Parent's exclusive remedy for any Accelerated Vesting Value. The Option Acceleration Cap shall be reduced by one-twelfth of the shares of Parent Common Stock originally deposited into the Escrow Fund and constituting the 2.1% Fund on each monthly anniversary of the Effective Time. Parent may not receive any shares of Parent Common Stock from the 2.1% Fund unless and until one or more Officer's Certificates (as defined in Section 8.4 below) identifying a claim for compensation of Accelerated Vesting Value have been delivered to the Escrow Agent as provided in Section 8.4 below and such amount is determined pursuant to this Article VIII to be payable, in which case, Parent shall receive shares equal in value to the Accelerated Vesting Value for which such claim is made pursuant to such Officer's Certificate. Shares of Parent Common Stock to be paid from the 2.1% Fund in respect of Parent claims for Accelerated Vesting Value shall be valued at the Parent Stock Price. There shall not be any multiple recovery for any Accelerated Vesting Value. Shares released each month from the 2.1% Fund as a result of the reduction in the Option Acceleration Cap, if not immediately distributed from the Escrow Fund, shall not be subject to any claims, assessments, recourse, or other possible diminution under this Agreement, including but not limited to, Escrow Agent fees or expenses, payments for claims, settlements, or judgements, and the like.

Section 8.2       INDEMNIFICATION

                  (a) Subject to the limitations set forth in this Article VIII, the shareholders of the Company will indemnify and hold harmless Parent and its officers, directors, agents and employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, (collectively, "Damages") arising out of any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Company in this Agreement, the Disclosure Schedules or any exhibit or schedule to this Agreement . The 10% Fund allocated for indemnification obligations shall be the security for this indemnity obligation subject to the limitations in this Agreement.

                  (b) Parent and the Company each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares of Parent Common Stock Parent would have agreed to issue in connection with the Merger. The right to obtain indemnification from, and only from, the 10% Fund, pursuant to the indemnification provisions of this Section 8.2 and the Escrow Agreement shall be Parent's exclusive remedy for any breach by the Company hereof or Damages described in Section 8.2(a); provided, however, that there shall be no indemnification for any breach of any representation, warranty or covenant if the Merger does not become effective; provided, further, that the foregoing shall not limit liability for breach of this Agreement in accordance with Section 7.2 hereof.

                  (c) Parent may not receive any shares of Parent Common Stock from the 10% Fund unless and until one or more Officer's Certificates (as defined in Section 8.4 below) identifying Damages the aggregate amount of which exceeds $250,000 (the "Indemnity Threshold") have been delivered to the Escrow Agent as provided in Section 8.4 below and such amount is determined pursuant to this Article VIII to be payable, in which case, Parent shall receive shares equal in value at the Parent Stock Price to the full amount of Damages. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Company shall be disregarded.

                  (d) Prior to asserting any claim for indemnification under this Agreement, the party seeking such indemnification must first seek reimbursement for any and all Damages from any applicable insurance coverage. The parties agree that any indemnification provided by this Agreement is not to be deemed insurance (whether primary, excess, or otherwise) for purposes of seeking reimbursement from the applicable insurance coverage.

                  (e) The parties agree that there shall not be any multiple recovery for any Damage.

                  (f) In calculating the amount of any indemnifiable Damages there shall be deducted any actual tax benefit realized or to be realized by Indemnified Person.

                  (g) Notwithstanding any other provision of this Agreement, the Company and the Shareholders shall not be subject to any indemnification obligation hereunder in connection with the breach of a representation or warranty of the Company if the Shareholders' Agent can show by clear and convincing evidence that Parent had actual knowledge of such breach at or before the time of execution of this Agreement.

Section 8.3       ESCROW PERIOD

                  The escrow period (the "Escrow Period") shall terminate at 11:59 p.m. Pacific Standard Time on the one-year anniversary of the Closing Date; provided, however, that a portion of the Escrow Fund, which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined below) theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Parent shall deliver to the Escrow Agent a certificate specifying the Closing Date.

Section 8.4       CLAIMS UPON ESCROW FUND

                  (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"):

                     (1) stating that Damages exist in an aggregate amount greater than the Indemnity Threshold for claims against the 10% Fund; or

                     (2) stating a claim for reimbursement of Accelerated Vesting Value; and

                     (3) specifying in reasonable detail (i) in the case of a claim for Damages, the individual items included in the amount of Damages in such claim, the date each such item was paid, properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related or (ii) in the case of a claim for reimbursement of Accelerated Vesting Value, the name of the employee whose vesting acceleration has given rise to such claim for Accelerated Vesting Value and the amount of such Accelerated Vesting Value for which the claim is being made, the Escrow Agent shall set aside such Parent Common Stock or other assets held in the 10% Fund or the 2.1% Fund, as applicable, having a value (at the Parent Stock Price) equal to such Damages or such Accelerated Vesting Value, as the case may be.

                  (b) Notwithstanding the provisions of Section 8.1 to the contrary, from the date of delivery to the Escrow Agent of an Officer's Certificate identifying a claim for Accelerated Vesting Value pursuant to
(b) above, until such claim has been resolved pursuant to this Article VIII, the number of shares of Parent Common Stock sufficient to satisfy such claim shall be reserved in the 2.1% Fund, shall not be released from the Option Acceleration Cap and shall not be distributed in reduction of the Option Acceleration Cap.

                  (c) Upon the earliest of: (i) receipt of written authorization from Shareholders' Agent or from Shareholders' Agent jointly with Parent to make such delivery, (ii) receipt of written notice of a final decision in arbitration of the claim, or (iii) in the event the claim set forth in the Officer's Certificate is uncontested by the Shareholders' Agent as of the close of business on the next business day following the forty-fifth (45th) day following receipt by the Escrow Agent of the Officer's Certificate; on the next business day the Escrow Agent shall deliver Parent Common Stock or other assets from the 10% Fund or the 2.1% Fund, as applicable to Parent.

                  (d) For the purpose of compensating Parent for its Damages or as compensation for Accelerated Vesting Value pursuant to this Agreement, the Parent Common Stock in the Escrow Fund shall be valued at the Parent Stock Price.

Section 8.5       OBJECTIONS TO CLAIMS

                  At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent and for a period of forty-five (45) days after such delivery to the Escrow Agent of such Officer's Certificate, the Escrow Agent shall make no delivery of Parent Common Stock pursuant to
Section 8.4 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of Parent Common Stock then in the Escrow Fund in accordance with
Section 8.4 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such forty-five (45) day period.

Section 8.6       RESOLUTION OF CONFLICTS; ARBITRATION

                  (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have forty-five (45) days after receipt by the Escrow Agent of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. If after such forty-five (45) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                  (b) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Parent and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. Parent, on the one hand, and the Company shareholders, on the other hand, shall each bear its/their own expenses (including, attorneys' fees and expenses) incurred in connection with any such arbitration. The Company shareholders' expenses and reasonable attorney's fees will be paid by the Shareholders' Agent from the Escrow Fund, as provided in 8.7(c) below. In the event the arbitrator or arbitrators find in favor of Parent as to the claim in dispute, all fees, costs, and the reasonable expenses of legal counsel incurred by Parent will be charged against the Escrow Fund in addition to the amount of the disputed claim. The fees and expenses of each arbitrator and the administrative fee of the American Arbitration Association shall be allocated by the arbitrator or arbitrators, as the case may be (or, if not so allocated, shall be borne equally by Parent, on the one hand, and the Company shareholders, out of the Escrow Fund on the other hand).

Section 8.7       SHAREHOLDERS' AGENT

                  (a) Dixon R. Doll shall be constituted and appointed as Shareholders' Agent for and on behalf of the shareholders of the Company to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to all of the Company Shareholders and to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company shareholders.

                  (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  (c) The Shareholders' Agent will serve without compensation but will be reimbursed from the Escrow Fund for all out of pocket expenses reasonably incurred, including expenses for lawyers and accountants employed on behalf of the Security Holders' interests in the Escrow Fund. Shareholders' Agent may cause the Escrow Agent, at his request, to exchange shares of Parent Common Stock held, with Parent, for cash for each reimbursement. Parent will deliver such cash at a per share price equal to the price of such shares at the close of market on the next trading day preceding such exchange. In no event will the Shareholders' Agent be entitled to incur expenses reimbursable by the Escrow Fund in excess of $500,000 without the approval of Company shareholders holding a majority of the shares of the Escrow Fund.

Section 8.8       ACTIONS OF THE SHAREHOLDERS' AGENT

                  A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all the Company shareholders and shall be final, binding and conclusive upon each and every Company shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Company shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

Section 8.9       THIRD-PARTY CLAIMS

                  In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Company shareholders shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that Parent may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.5 or any other provision of this Article VIII to any claim by Parent against the Escrow Fund for indemnity in the amount of such settlement.


                                ARTICLE IX

                             GENERAL PROVISIONS

Section 9.1       SURVIVAL

                  The representations and warranties of the Company contained herein shall survive until the first anniversary of the Closing Date, and the agreements set forth in this Agreement shall terminate at the Effective Time except to the extent certain agreements set forth herein by their terms call for action after the Effective Time.

Section 9.2       NOTICES

                  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)      if to Parent, to:

                           Phone.com, Inc.
                           800 Chesapeake Drive
                           Redwood City, CA  94063
                           Attention:      Chief Executive Officer
                           Facsimile No.:  (650) 817-1693

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue - Suite 220
                           Palo Alto, CA  94301
                           Attention:       Kenton J. King
                           Facsimile No.:  (650) 470-4570

(b)      if to the Company, to:

                           AtMotion Inc.
                           303 Twin Dolphin Drive - 4th Floor
                           Redwood Shores, CA  94065
                           Attention:       Chief Executive Officer
                           Facsimile No.:  (650) 628-4430

                           with a copy to (not notice):

                           Wilson Sonsini Goodrich & Rosati P.C.
                           650 Page Mill Road
                           Palo Alto, CA  94304
                           Attention:       John B. Goodrich
                           Facsimile No.:  (650) 493-6811

(c)      if to the Shareholders' Agent, to:

                           Dixon R. Doll
                           Doll Capital Management Inc.
                           Building 3 - Suite 225
                           3000 Sand Hill Road
                           Menlo Park, CA  94025
                           Facsimile No.:  (650) 854-9159

                           with a copy (not notice) to:

                           c/o Wilson Sonsini Goodrich & Rosati P.C.
                           650 Page Mill Road
                           Palo Alto, CA  94304
                           Attention:       John B. Goodrich
                           Facsimile No.:  (650) 493-6811

Section 9.3       INTERPRETATION

                  When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 21, 1999. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.4       COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 9.5       ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST

                  This Agreement, the Ancillary Agreements and the documents and instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms (b) except as specifically stated in a particular section of the transaction documents referred to above, are not intended to confer upon any other person any rights or remedies hereunder, (c) except by operation of the Merger, shall not be assigned by operation of law or otherwise except as otherwise specifically provided and (d) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.6       SEVERABILITY

                  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 9.7       SOLE REMEDY; MAXIMUM AGGREGATE LIABILITY

                  Other than rights to equitable relief provided under the Confidentiality Agreement to the extent available, Parent's, Merger Sub's, and any and all Indemnified Person's, sole remedy for any and all matters arising out of, related to, or in connection with this Agreement, the other agreements, certificates, and documents delivered pursuant to this Agreement, or the transactions contemplated hereby, shall be limited to (i) the indemnification rights set forth in Section 8 (subject to the limitations contained therein), pursuant to which the only recourse for such indemnification is from the Escrow Fund, or (ii) in the case of termination of this Agreement, the effects set forth in Section 7.2. Parent, Merger Sub, and any and all Indemnified Person's, shall have no remedy against any Company Shareholder or any member of the Company's Board, except for fraud with intent, in which case only the person perpetrating such fraud shall be personally liable.

Section 9.8       GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

Section 9.9       RULES OF CONSTRUCTION

                  The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.10      SPECIFIC PERFORMANCE

                  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 9.11      DESCRIPTIVE HEADINGS

                  The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.



                          [SIGNATURE PAGE FOLLOWS]






                  IN WITNESS WHEREOF, the Company, Parent, Merger Sub, and Shareholders' Agent have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                      ATMOTION INC.


                                      By:   /s/ George Sollman
                                           --------------------------------
                                      Name:  George Sollman
                                      Title: President/CEO

                                      By:   /s/ Alan Cremers
                                           --------------------------------
                                      Name:  Alan Cremers
                                      Title: VP Finance/CFO

                                      PHONE.COM, INC.


                                      By:  /s/ Alain Rossman
                                          ---------------------------------
                                      Name:  Alain Rossman
                                      Title: CEO/Chairman



                                      MERCEDES ACQUISITION CORP.

                                      By:  /s/ Kennen D. Hagen
                                          ---------------------------------
                                      Name:  Kennen D. Hagen
                                      Title: VP/Secretary




                                       /s/ Dixon R. Doll
                                      -------------------------------------
                                      As Shareholders' Agent



                                      Name:  Dixon R. Doll
                                      Title:


                                   EXHIBIT A-1

                          FORM OF CERTIFICATE OF MERGER

                                     MERGING

                           MERCEDES ACQUISITION CORP.

                                  WITH AND INTO

                                  ATMOTION INC.

 ------------------------------------------------------------------------------

     Pursuant to Section 252 of the General Corporation Law of the State of
                                    Delaware
 ------------------------------------------------------------------------------


                  AtMotion Inc., a California corporation (the "Company"), and Mercedes Acquisition ------- Corp., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Phone.com, Inc., a ---------- Delaware corporation ("Parent"), DO HEREBY CERTIFY AS FOLLOWS: ------

                  FIRST: That Merger Sub was incorporated on December 17, 1999, pursuant to the Delaware General Corporation Law ("DGCL"), and that the Company was incorporated on November 14, 1997, pursuant to the California General Corporation Law ("California Law").

                  SECOND: That an Agreement and Plan of Merger and Reorganization, dated as of December 21, 1999 (the "Reorganization Agreement"), by and among Parent, the Company, Merger Sub and Dixon R. Doll, as Shareholders' Agent, setting forth the terms and conditions of the merger of Merger Sub with and into the Company (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the DGCL and
Section 1103 of California Law, respectively.

                  THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be AtMotion Inc., a wholly owned subsidiary of Parent.

                  FOURTH: That the Articles of Incorporation set forth in Exhibit H of the Reorganization Agreement shall be the Articles of Incorporation of the Surviving Corporation unless and until thereafter amended.

                  FIFTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                  303 Twin Dolphin Drive - 4th Floor
                  Redwood Shores, CA  94065
                  ----------------------------------

                  SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: That the Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation arising from the Merger, and that the Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware (the "Secretary of State") as its agent to accept service of process in any such suit or other proceeding.

                  EIGHTH: That the Secretary of State may mail a copy of any service of process received by the Secretary of State as the Surviving Corporation's agent to accept service of process to the following address:

                  800 Chesapeake Drive
                  Redwood City, CA  94063
                  -----------------------------------

                  NINTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State.

                  IN WITNESS WHEREOF, each of Merger Sub and the Company has caused this Certificate of Merger to be executed in its corporate name this ______ day of December, 1999.


                               ATMOTION Inc.


                               By:
                               Name:
                               Title:



                               Mercedes Acquisition Corp.


                               By:
                               Name:
                               Title:



                                   EXHIBIT A-2


                           FORM OF AGREEMENT OF MERGER

                                       OF

                           MERCEDES ACQUISITION CORP.

                                       AND

                                  ATMOTION INC.

                  This Agreement of Merger, dated as of the __ day of December, 1999 (the "Merger Agreement"), by and among Phone.com, Inc., a Delaware corporation ("Parent"), AtMotion Inc., a California corporation (the "Company"), Mercedes Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") and Dixon R. Doll as agent ("Shareholders' Agent") of the former shareholders of Company.

                                  RECITALS

                  A. The Company was incorporated in the State of California on November 24, 1997 and on the date hereof has outstanding [4,419,067] shares of common stock, with no par value per share, (the "Company Common Stock"), [2,712,500] shares of Series A Preferred Stock (the "Company Series A Preferred Stock"), [347,143] shares of Series A-1 Preferred Stock (the "Company Series A-1 Preferred Stock"), [3,358,044] shares of Series B Preferred Stock (the "Company Series B Preferred Stock") and [785,637] shares of Series B-1 Preferred Stock (the "Company Series B-1 Preferred Stock"). The Company Series A Preferred Stock, the Company Series A-1 Preferred Stock, the Company Series B Preferred Stock and the Company Series B-1 Preferred Stock are hereinafter collectively referred to as the "Company Preferred Stock," and, together with the shares of the Company Common Stock, as the "Company Capital Stock."

                  B. Parent, Merger Sub, the Company and Shareholders' Agent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Merger Agreement and the Reorganization Agreement are intended to be construed together to effectuate their purpose.

                  C. The Boards of Directors of the Company, Parent and Merger Sub deem it advisable and in their collective best interests and in the best interests of the holders of the Company Capital Stock, that the Company be acquired by Parent through a merger of Merger Sub with and into the Company (the "Merger").

                  D. The Boards of Directors of Parent, Merger Sub and the Company and the holders of Company Capital Stock have approved the Merger.

                                 AGREEMENTS

                  The parties hereto hereby agree as follows:

                  1. Merger Sub shall be merged with and into the Company, and the Company shall survive as a wholly owned subsidiary of Parent (the "Surviving Corporation").

                  2. The Merger shall become effective at such time (the "Effective Time") as this Merger Agreement and the officers' certificate of the Company are filed with the Secretary of State of the State of California pursuant to Section 1103 of the Corporations Code of the State of California ("California Law").

                  3. At the Effective Time of the Merger (i) all of the Company Capital Stock that is owned directly or indirectly by the Company, Merger Sub or Parent or any other subsidiary of Parent shall be cancelled, and no securities of Parent or other consideration shall be delivered in exchange therefor, (ii) each of the issued and outstanding shares of Company Common Stock (other than shares of Company Common Stock, if any, held by persons who have not voted such Company Capital Stock for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with California Law, referred to hereinafter as "Dissenting Shares") shall be converted automatically into and exchanged for of a share of the common stock, $.001 par value per share, of Parent (the "Parent Common Stock"); (ii) each of the issued and outstanding shares of Company Preferred Stock shall be converted into the right to receive the fraction of a share of Parent Common Stock that the holder of such share of Company Preferred Stock would have been entitled to receive had such holder converted such share of Preferred Stock into Company Common Stock pursuant to the terms of such Company Preferred Stock prior to the Effective Time of the Merger; provided, however, that, in no event, shall more than __________ shares of Parent Common Stock be issued in exchange for Company Capital Stock as a result of the Merger (including shares of Parent Common Stock reserved for issuance upon exercise of options to purchase shares of Company Common Stock assumed by Parent).

                  4. Any Dissenting Shares shall not be converted into Parent Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the State of California. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then, as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Parent Common Stock in accordance with Sections 3 of this Merger Agreement.

                  5. Notwithstanding any other term or provision hereof no fractional shares of Parent Common Stock shall be issued, but in lieu thereof each holder of Company Capital Stock who would otherwise, but for rounding as provided herein, be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash equal to the per share market value of Parent Common Stock (deemed to be $ ) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled. The fractional share interests of each holder of Company Capital Stock shall be aggregated, so that no holder of Company Capital Stock shall receive cash in an amount greater than the value of one full share of Parent Common Stock.

                  6. The conversion of the Company Capital Stock into Parent Common Stock as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Company Capital Stock shall thereupon be entitled to receive shares of Parent Common Stock in accordance with the Reorganization Agreement.

                  7. At the Effective Time of the Merger, the separate existence of the Merger Sub shall cease, and the Company shall continue as a wholly owned subsidiary of Parent, without other transfer.

                  8. This Merger is intended as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                  9. (a) The Articles of Incorporation set forth in Exhibit H of the Reorganization Agreement shall be the Articles of Incorporation of the Surviving Corporation unless and until thereafter amended.

                  (b) The Bylaws set forth in Exhibit I of the Reorganization Agreement shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                  (c) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

                  10. (a) Notwithstanding the approval of this Merger Agreement by the holders of Company Capital Stock, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

                  (b) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of the Company, Merger Sub or Parent or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

                  (c) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

                  (e) This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the holders of Company Capital Stock, but, after such approval, no amendments shall be made which by law require the further approval of such holders of Company Capital Stock without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.



                  IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.


                                    PHONE.COM, INC.


                                    By:
                                       [Name]
                                       [Title]


                                    By:
                                       [Name]
                                       Secretary



                                    MERCEDES ACQUISITION CORP.


                                    By:
                                       [Name]
                                       [Title]


                                    By:
                                       [Name]
                                       Secretary



                                    ATMOTION INC.


                                    By:
                                       [Name]
                                       [Title]


                                    By:
                                       [Name]
                                       Secretary





                                 EXHIBIT B


                               EXCHANGE RATIO


                   At the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall be converted and exchanged for options to purchase such number of shares of Parent Common Stock as shall be equal to the product of (a) the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and (b) the Exchange Ratio, such product to be rounded down to the nearest whole number of shares of Parent Common Stock. The per share exercise price of each Company Option shall equal the quotient obtained by dividing (a) the per share exercise price of the Company Option at which such option was exercisable immediately prior to the Effective Time by (b) the Exchange Ratio, rounded up to the nearest whole cent.


                                EXHIBIT C-1


                FORM OF NON-AFFILIATE SHAREHOLDER AGREEMENT


                  THIS SHAREHOLDER AGREEMENT (this "Agreement") is entered into as of the ___ day of December, 1999 between Phone.com, Inc., a Delaware corporation ("Parent"), and the undersigned holder (the "Security Holder") of shares of capital stock or warrants to acquire shares of Preferred Stock ("Company Warrants") of AtMotion Inc., a California corporation (the "Company"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement (as defined below).

                                  RECITALS

                  A. The Company, Parent, Mercedes Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") and an agent (the "Shareholders' Agent") of the former shareholders and holders of Company Warrants of the Company have entered into an Agreement and Plan of Merger and Reorganization, dated as of December 21, 1999 (the "Reorganization Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger").

                  B. Upon the consummation of the Merger and in connection therewith, the Security Holder will become the owner of shares of common stock of Parent (the "Parent Shares").

                  C. The parties to the Reorganization Agreement intended to adopt a plan of reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to cause the Merger to qualify as a "reorganization" under the provisions of section 368(a) of the Code.

                  D. Pursuant to the Reorganization Agreement an Escrow Agreement attached thereto as Exhibit D (the "Escrow Agreement") shall be entered into between the Parent, an escrow agent and the Shareholders' Agent;

                  E. The Security Holder understands and acknowledges that the Company, Parent and their respective shareholders, as well as legal counsel to the Company and Parent, are entitled to rely on (x) the truth and accuracy of the Security Holder's representations contained herein and
(y) the Security Holder's performance of the obligations set forth herein.

                  NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Agreement, it is hereby agreed as follows:

                  1. Share Ownership and Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance.

                  (a) The Security Holder is the beneficial owner of that number of shares of Company Common Stock and Company Preferred Stock ("Shares") and/or the number of Company Warrants set forth on the signature page hereto and, except as otherwise set forth on the signature page hereto, has held such Shares and/or Company Warrants at all times since the date set forth on such signature page. These Shares and/or Company Warrants constitute the Security Holder's entire interest in the outstanding capital stock of the Company. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such Shares or any portion of such Shares (except, with respect to shareholders which are partnerships, partners or spouses of such Security Holders). The Shares are and will be at all times up until the Expiration Date (as defined below) free and clear of any liens, claims, options, charges or other encumbrances. The Security Holder's principal residence or place of business is set forth on the signature page hereto.

                  (b) The Security Holder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time of the Merger (as defined in Section 1.3 of the Reorganization Agreement) or (ii) the termination of the Reorganization Agreement pursuant to Sections 7.1(a), 7.1(b), 7.1(e) or 7.1(f) thereof.

                  1.2 New Shares. The Security Holder agrees that any shares of capital stock of the Company that Security Holder purchases or with respect to which the Security Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

                  2. Agreement to Exercise Company Warrants. If the Security Holder holds any Company Warrants, then the Security Holder agrees to exercise such Company Warrants, in full, for shares of Company Preferred Stock in accordance with the terms of such Company Warrants. Such newly acquired shares of Company Preferred Stock shall be New Shares in accordance with Section 1.2 hereof prior to the Effective Time.

                  3. Agreement to Vote Shares. Until the Expiration Date, the Security Holder shall vote Shares: (i) in favor of approval of the Reorganization Agreement and the Merger; and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization, recapitalization or similar transaction, with any party other than Parent and its affiliates, and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal").

                  4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Security Holder agrees to deliver to Parent an irrevocable proxy in the form attached hereto as Annex I (the "Proxy"), with respect to Shares, which Proxy shall remain in effect until the Expiration Date.

                  5. Representations, Warranties and Covenants of Security Holder. The Security Holder hereby represents, warrants and covenants to Parent as follows:

                  (a) The Security Holder understands that pursuant to the Reorganization Agreement, Parent, an escrow agent and the Shareholders' Agent shall enter into the Escrow Agreement and that the Security Holder shall be bound by the provisions of the Escrow Agreement in the form attached as an exhibit to the Reorganization Agreement and Article VIII of the Reorganization Agreement ("Article VIII"); and as such, the Security Holder agrees to appoint a shareholders' agent prior to the closing and further agrees to be bound by the terms of the Escrow Agreement and Article VIII.

                  (b) If the Security Holder is an employee of the Company, the Security Holder agrees that for a period of one year after the date hereof Security Holder will not encourage or solicit any employee of the Company to terminate such employee's employment with the Company (or Parent after consummation of the Merger) for any reason or to accept employment with any other company. As part of this restriction, the Security Holder will not provide any input to any third party regarding any such person during the period in question.

                  (c) Until the Expiration Date, the Security Holder will not, and will not permit any entity under the Security Holder's control to:
(i) solicit proxies or become a "participant" in a "solicitation" (as such term is defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a shareholders' vote or action by consent of shareholders of the Company with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Opposing Proposal. Nothing in this Agreement binds the Security Holder for any actions taken as a member of the Company's Board of Directors for which the Security Holder will have no liability whatsoever to Parent or Merger Sub or any of their agents.

                  6. Additional Documents. The Security Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement, including, but not limited to, executing one or more additional proxies in respect of any New Shares.

                  7. Consent and Waiver. The Security Holder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Security Holder is a party or pursuant to any rights the Security Holder may have.

                  8. Confidentiality. The Security Holder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Merger has been publicly disclosed by Parent.

                  9. Miscellaneous.

                  9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind the Security Holder as a shareholder of the Company or a holder of Company Warrants only with respect to the specific matters set forth herein.

                  9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Security Holder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Security Holder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                  9.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  (a) If to the Security Holder, at the address set forth below the Security Holder's signature at the end hereof.

                  (b) If to Parent or the Company:

                            Phone.com, Inc.
                            800 Chesapeake Drive
                            Redwood City, CA 94063
                            Attention:     Chief Executive Officer
                            Facsimile No.: (650) 817-1693

                            With a copy to:

                            Skadden, Arps, Slate, Meagher & Flom LLP
                            525 University Avenue - Suite 220
                            Palo Alto, CA  94301
                            Attention:     Kenton J. King
                            Facsimile No.: (650) 470-4570

                  9.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

                  9.7 Entire Agreement. This Agreement and the Proxy attached hereto contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

PHONE.COM, INC.                         SECURITY HOLDER


By: ______________________              __________________________
                                        (Signature)
Name:_____________________

Title:_____________________             ___________________________
                                       (Print Name)

                                        ___________________________
                                        (Title, if an entity)

                                        ___________________________
                                        (Print Address)

                                        ___________________________
                                        (Print Address)

                                        ___________________________
                                        (Print Telephone Number)


Total number of shares of Company Capital Stock and Company Warrants owned on the date hereof:

Common Stock:              ___________________________

Series A Preferred Stock:  ___________________________

Series A-1 Preferred Stock ___________________________

Series B Preferred Stock:  ___________________________

Series B-1 Preferred Stock ___________________________

Company Warrants           ___________________________

State of Residence:        ___________________________




                                                                    ANNEX I


                             IRREVOCABLE PROXY

         The undersigned shareholder of AtMotion Inc., a California corporation (the "Company"), hereby irrevocably appoints Kennen Hagen and Gautam Anand, and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's right, with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which number of shares are listed on this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the Expiration Date (as defined in the Non-Affiliate Shareholder Agreement dated as of the date hereof (the "Non-Affiliate Shareholder Agreement") between Phone.com and the undersigned shareholder of the Company. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

         This proxy (the "Proxy") is irrevocable, is granted pursuant to the Non-Affiliate Shareholder Agreement and is granted in consideration of Phone.com entering into the Agreement and Plan of Merger and Reorganization, dated as of December 21, 1999 (the "Reorganization Agreement"), among Phone.com, Inc. ("Phone.com"), a Delaware corporation, Mercedes Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Phone.com, the Company and an agent of the shareholders and holders of Company Warrants (as defined in the Reorganization Agreement) of the Company. The attorneys and proxies named above are empowered to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at any time prior to termination of the Reorganization Agreement at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Reorganization Agreement and the Merger (as defined in the Reorganization Agreement) and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Phone.com and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


         This Proxy is coupled with an interest and is irrevocable.

Dated:  _________, 1999                Signature of Shareholder:


                                       Print Name of Shareholder:



                                       Shares beneficially owned:

                                       Shares of Common Stock

                                       Shares of Series A Preferred Stock:

                                       Shares of Series A-1 Preferred Stock:

                                       Shares of Series B Preferred Stock:

                                       Shares of Series B-1 Preferred Stock:



                                EXHIBIT C-2


                  FORM OF AFFILIATE SHAREHOLDER AGREEMENT


               THIS SHAREHOLDER AGREEMENT (this "Agreement") is entered into as of the ___ day of December, 1999 between Phone.com, Inc., a Delaware corporation ("Parent"), and the undersigned holder (the "Security Holder") of shares of capital stock or warrants to acquire shares of Preferred Stock ("Company Warrants") of AtMotion Inc., a California corporation (the "Company"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement (as defined below).

                                  RECITALS

               A. The Company, Parent, Mercedes Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") and an agent (the "Shareholders' Agent") of the former shareholders and holders of Company Warrants of the Company have entered into an Agreement and Plan of Merger and Reorganization, dated as of December 21, 1999 (the "Reorganization Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger").

               B. Upon the consummation of the Merger and in connection therewith, the Security Holder will become the owner of shares of common stock of Parent (the "Parent Shares").

               C. The parties to the Reorganization Agreement intended to adopt a plan of reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to cause the Merger to qualify as a "reorganization" under the provisions of section 368(a) of the Code.

               D. Pursuant to the Reorganization Agreement an Escrow Agreement attached thereto as Exhibit D (the "Escrow Agreement") shall be entered into between the Parent, an escrow agent and the Shareholders' Agent;

               E. The Security Holder understands and acknowledges that the Company, Parent and their respective shareholders, as well as legal counsel to the Company and Parent, are entitled to rely on (x) the truth and accuracy of the Security Holder's representations contained herein and (y) the Security Holder's performance of the obligations set forth herein.

               NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Agreement, it is hereby agreed as follows:

               1. Share Ownership and Agreement to Retain Shares.

               1.1 Transfer and Encumbrance.

                   (a) The Security Holder is the beneficial owner of that number of shares of Company Common Stock and Company Preferred Stock ("Shares") and/or the number of Company Warrants set forth on the signature page hereto and, except as otherwise set forth on the signature page hereto, has held such Shares and/or Company Warrants at all times since the date set forth on such signature page. These Shares and/or Company Warrants constitute the Security Holder's entire interest in the outstanding capital stock of the Company. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such Shares or any portion of such Shares (except, with respect to shareholders which are partnerships, partners or spouses of such Security Holders). The Shares are and will be at all times up until the Expiration Date (as defined below) free and clear of any liens, claims, options, charges or other encumbrances. The Security Holder's principal residence or place of business is set forth on the signature page hereto.

                   (b) The Security Holder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time of the Merger (as defined in Section 1.3 of the Reorganization Agreement) or (ii) the termination of the Reorganization Agreement pursuant to Sections 7.1(a), 7.1(b), 7.1(e) or 7.1(f) thereof.

               1.2 New Shares. The Security Holder agrees that any shares of capital stock of the Company that Security Holder purchases or with respect to which the Security Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

               2. Agreement to Exercise Company Warrants. If the Security Holder holds any Company Warrants, then the Security Holder agrees to exercise such Company Warrants, in full, for shares of Company Preferred Stock in accordance with the terms of such Company Warrants. Such newly acquired shares of Company Preferred Stock shall be New Shares in accordance with Section 1.2 hereof prior to the Effective Time.

               3. Agreement to Vote Shares. Until the Expiration Date, the Security Holder shall vote Shares: (i) in favor of approval of the Reorganization Agreement and the Merger; and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization, recapitalization or similar transaction, with any party other than Parent and its affiliates, and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal").

               4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Security Holder agrees to deliver to Parent an irrevocable proxy in the form attached hereto as Annex I (the "Proxy"), with respect to Shares, which Proxy shall remain in effect until the Expiration Date.

               5. Representations, Warranties and Covenants of Security Holder. The Security Holder hereby represents, warrants and covenants to Parent as follows:

                   (a) The Security Holder understands that pursuant to the Reorganization Agreement, Parent, an escrow agent and the Shareholders' Agent shall enter into the Escrow Agreement and that the Security Holder shall be bound by the provisions of the Escrow Agreement in the form attached as an exhibit to the Reorganization Agreement and Article VIII of the Reorganization Agreement ("Article VIII"); and as such, the Security Holder agrees to appoint a shareholders' agent prior to the closing and further agrees to be bound by the terms of the Escrow Agreement and Article VIII.

                   (b) If the Security Holder is an employee of the Company, the Security Holder agrees that for a period of one year after the date hereof Security Holder will not encourage or solicit any employee of the Company to terminate such employee's employment with the Company (or Parent after consummation of the Merger) for any reason or to accept employment with any other company. As part of this restriction, the Security Holder will not provide any input to any third party regarding any such person during the period in question.

                   (c) Until the Expiration Date, the Security Holder will not, and will not permit any entity under the Security Holder's control to:
(i) solicit proxies or become a "participant" in a "solicitation" (as such term is defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a shareholders' vote or action by consent of shareholders of the Company with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Opposing Proposal. Nothing in this Agreement binds the Security Holder for any actions taken as a member of the Company's Board of Directors for which the Security Holder will have no liability whatsoever to Parent or Merger Sub or any of their agents.


               6. Additional Covenants of Security Holder and Parent Regarding Security Holder's Status as an Affiliate of the Company.

                   (a) The Security Holder has been deemed by Parent to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

                   (b) As an affiliate of the Company under the Act, the Security Holder's ability to sell, assign or transfer any Parent Shares received by the Security Holder in exchange for any Shares or other company securities pursuant to the transactions contemplated by the Reorganization Agreement may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The Security Holder understands that such exemptions are limited and the undersigned has obtained the advice of counsel as to the nature and conditions of such exemptions, including instruction with respect to the applicability to the sale of such Common Stock of Rule 144 ("Rule 144") and Rule 145(d) promulgated under the Act.

                   (c) The Security Holder hereby acknowledges and agrees that Parent is under no obligation to register the sale, transfer or other disposition of Parent Shares by the Security Holder or on behalf of the Security Holder under the Act or, except as provided below, to take any other action necessary in order to make compliance with an exemption from such registration available.

                   (d) The Security Holder hereby represents and covenants to Parent that the Security Holder will not sell, assign or transfer any Parent Shares received by the undersigned in exchange for securities of the Company pursuant to the transactions contemplated by the reorganization Agreement except (i) pursuant to an effective registration statement under the Act, (ii) by a transaction in conformity with the volume and other limitations of Rule 145 or Rule 144 under the Act, to the extent applicable, or any other applicable rules promulgated by the Commission or
(iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent, or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Act.

                   (e) In the event of a sale of Parent Shares pursuant to Rule 145, or, if applicable, Rule 144, the Security Holder will supply Parent with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 or, if applicable, Rule 144, representation letters or as Parent may otherwise reasonably request. The Security Holder understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Shares disposed of by the Security Holder in a manner inconsistent with this Agreement.

                   (f) The Security Holder also understands that there will be placed on the certificates for the Parent Shares issued to the Security Holder, or any substitutions therefor, a legend stating in substance:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF [ ] BETWEEN THE REGISTERED HOLDER HEREOF AND PHONE.COM, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PHONE.COM, INC.

                   (g) For so long as and to the extent necessary to permit the undersigned to sell the Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall use its reasonable best efforts to file, on a timely basis, all reports and data required to be filed with the Commission by them pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                   (h) It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the Security Holder acquired Parent Shares received in connection with the transactions contemplated by the Reorganization Agreement and the provisions of Rule 145(d)(2) are then available to the Security Holder, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in connection with the transactions contemplated by the Reorganization Agreement and the provisions of Rule 145(d)(3) are then applicable to the Security Holder,
(iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent or a "no action" letter obtained from the staff of the Commission, to the effect that the Parent Shares subject thereto may be transferred free of the restrictions imposed by Rule 144 or 145 under the Act, or (iv) in the event of a sale of Parent Shares received by the Security Holder in connection with the transactions contemplated by the Reorganization Agreement which has been registered under the Act.

               7. Additional Documents. The Security Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement, including, but not limited to, executing one or more additional proxies in respect of any New Shares.

               8. Consent and Waiver. The Security Holder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Security Holder is a party or pursuant to any rights the Security Holder may have.

               9. Confidentiality. The Security Holder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Merger has been publicly disclosed by Parent.

               10. Miscellaneous.

               10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind the Security Holder as a shareholder of the Company or a holder of Company Warrants only with respect to the specific matters set forth herein.

               10.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

               10.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Security Holder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Security Holder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

               10.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                   (a) If to the Security Holder, at the address set forth below the Security Holder's signature at the end hereof.

                   (b) If to Parent or the Company:

                       Phone.com, Inc.
                       800 Chesapeake Drive
                       Redwood City, CA  94063
                       Attention: Chief Executive Officer
                       Fax:  (650) 817-1693

                       with a copy to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       525 University Avenue - Suite 220
                       Palo Alto, CA  94301
                       Attention:  Kenton J. King
                       Fax:  (650) 470-4570

               10.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

               10.7 Entire Agreement. This Agreement and the Proxy attached hereto contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

               10.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               10.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


PHONE.COM, INC.                                 SECURITY HOLDER


By:______________________                       ______________________________
                                                (Signature)
Name:____________________

Title:_____________________                     ______________________________
                                                (Print Name)


                                                ______________________________
                                                (Title, if an entity)


                                                ______________________________
                                                (Print Address)


                                                ______________________________
                                                (Print Address)


                                                ______________________________
                                                (Print Telephone Number)


Total number of shares of Company Capital Stock and Company Warrants owned on the date hereof:

Common Stock:               ___________________________

Series A Preferred Stock:   ___________________________

Series A-1 Preferred Stock  ___________________________

Series B Preferred Stock:   ___________________________

Series B-1 Preferred Stock  ___________________________

Company Warrants            ___________________________

State of Residence:         ___________________________



                                                                    ANNEX I


                             IRREVOCABLE PROXY

         The undersigned shareholder of AtMotion Inc., a California corporation (the "Company"), hereby irrevocably appoints Kennen Hagen and Gautam Anand, and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's right, with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which number of shares are listed on this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the Expiration Date (as defined in the Affiliate Shareholder Agreement dated as of the date hereof (the "Affiliate Shareholder Agreement") between Phone.com and the undersigned shareholder of the Company. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

         This proxy (the "Proxy") is irrevocable, is granted pursuant to the Affiliate Shareholder Agreement and is granted in consideration of Phone.com entering into the Agreement and Plan of Merger and Reorganization, dated as of December 21, 1999 (the "Reorganization Agreement"), among Phone.com, Inc. ("Phone.com"), a Delaware corporation, Mercedes Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Phone.com, the Company and an agent of the shareholders and holders of Company Warrants (as defined in the Reorganization Agreement) of the Company. The attorneys and proxies named above are empowered to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at any time prior to termination of the Reorganization Agreement at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Reorganization Agreement and the Merger (as defined in the Reorganization Agreement) and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Phone.com and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


         This Proxy is coupled with an interest and is irrevocable.

Dated:  _________, 1999                Signature of Shareholder:


                                       Print Name of Shareholder:



                                       Shares beneficially owned:

                                       Shares of Common Stock

                                       Shares of Series A Preferred Stock:

                                       Shares of Series A-1 Preferred Stock:

                                       Shares of Series B Preferred Stock:

                                       Shares of Series B-1 Preferred Stock:




                                 EXHIBIT D


                          FORM OF ESCROW AGREEMENT


                  This Escrow Agreement (the "Agreement") is made as of this _____ day of December, 1999, by and among State Street Bank and Trust Company of California, N.A. ("Escrow Agent"), Phone.com, Inc., a Delaware corporation ("Parent"), and Dixon R. Doll as agent ("Shareholders' Agent") of the former shareholders and holders of Company Warrants (individually, a "Security Holder" and collectively the "Security Holders") of AtMotion Inc., a California corporation ("the Company"). Terms not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                 WITNESSETH

                  WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), dated as of December 21, 1999, providing for the merger of Mercedes Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, with and into the Company (the "Merger"); and

                  WHEREAS, as a result of the Merger, the Security Holders will have the Company Capital Stock held by them converted into the right to receive shares of Parent Common Stock ("Shares"); and

                  WHEREAS, pursuant to Article VIII of the Reorganization Agreement, a copy of which is attached hereto as Annex A ("Article VIII"), an escrow fund (the "Escrow Fund") consisting of two component parts, the 10% Fund and the 2.1% Fund, will be established to ensure payment to Parent of certain indemnification obligations of the Company; and

                  WHEREAS, the 10% Fund will be used to compensate Parent for certain Damages (as defined in Article VIII) arising out of any misrepresentation, breach or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company in the Reorganization Agreement, the Company Disclosure Schedule (as modified and updated by the Supplement) or any exhibit or schedule to the Reorganization Agreement; and

                  WHEREAS, THE 2.1% Fund will be used to compensate Parent for Accelerated Vesting Value (as defined in Article VIII); and

                  WHEREAS, the Shareholders' Agent has been constituted as agent for and on behalf of the Security Holders to undertake certain obligations specified in Article VIII; and

                  WHEREAS, Article VIII provides for the deposit by Parent of shares of Parent Common Stock into the Escrow Fund to be held by the Escrow Agent; and

                  WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in Article VIII relating to the operation and administration of the Escrow Fund.

                  NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

                  1. Escrow and Escrow Shares. Pursuant to Article VIII, Parent shall deposit in escrow with the Escrow Agent, as escrow agent, within five (5) business days of the Effective Time, a certificate or certificates representing the Escrow Shares. __________ of the Escrow Shares shall be allocated to the 10% Fund and __________ of the Escrow Shares shall be allocated to the 2.1% Fund. All of the Escrow Shares shall be registered in the name of the Escrow Agent as nominee for the Security Holders who are the beneficial owners of such Shares. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of Article VIII and this Agreement. The number of Escrow Shares allocable to the 10% Fund beneficially owned by each Security Holder, the number of Escrow Shares allocable to the 2.1% Fund beneficially owned by each Security Holder, the percentage interest of each Security Holder in the 10% Fund, the percentage interest of each Security Holder in the 2.1% Fund, the address of each Security Holder and the taxpayer identification of each Security Holder are set forth in Annex B attached hereto.

                  2. Rights and Obligations of the Parties. The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VIII (collectively, the "Duties"), in accordance with the terms and conditions of this Agreement and Article VIII. Each of Parent, the Company and the Shareholders' Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article VIII, in accordance with the terms hereof and thereof. In the event that the terms of this Agreement conflict in any way with the provisions of Article VIII, Article VIII shall control.

                  3. Escrow Period. The Escrow Period shall terminate at 11:59 p.m. Pacific Standard Time on the first anniversary of the Closing Date, as set forth in a certificate delivered to the Escrow Agent pursuant to Section 8.3 of the Reorganization Agreement.

                  4. Duties of Escrow Agent. In addition to the Duties set forth in Article VIII, the Duties of the Escrow Agent shall include the following:

                  (a) The Escrow Agent shall hold and safeguard the Escrow Shares during the Escrow Period, shall treat such Escrow Fund as a trust fund in accordance with the terms of this Agreement and Article VIII and not as the property of Parent, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.

                  (b) The Escrow Shares shall be voted by the Escrow Agent in accordance with the instructions received by the Escrow Agent from the beneficial owners of such Shares. In the absence of such instructions, the Escrow Agent shall be under no obligation to vote such Shares. The Escrow Agent need not forward proxy information, annual or other reports or other information received from Parent with respect to the Escrow Shares

                  (c) Upon each monthly anniversary of the Effective Date, the Escrow Agent (i) shall deposit one-twelfth of the Escrow Shares originally deposited in the Escrow Fund as the 2.1% Fund with the transfer agent of the Parent Common Stock and (ii) shall direct such transfer agent to transfer such Shares to the Security Holders who are the beneficial owners thereof, at their addresses set forth in Annex B hereto, until the 2.1% Fund is exhausted. Each Security Holder shall receive that number of the Escrow Shares constituting part of the 2.1% Fund so transferred equivalent to such Security Holder's percentage interest in the 2.1% Fund as set forth in Annex B hereto. If the value of Escrow Shares to be distributed to any Security Holder pursuant to this Section 4(c) hereof is not evenly divisible by the Parent Stock Price, the Escrow Agent shall round down the number of Shares to be distributed to such Security Holder to the next highest number of Shares and shall direct the transfer agent to distribute that number of Shares to such Security Holder. In lieu of the additional fractional Share interest to which such Security Holder is entitled, Parent shall furnish the Escrow Agent cash equal to the value of such fractional Share interest and the Escrow Agent shall pay such cash to such Security Holder. Parent (i) shall be deemed to have purchased such fractional Share interests with respect to which it has furnished funds to the Escrow Agent, (ii) shall become the beneficial owner of such fractional Share interests and (iii) shall be entitled to have returned to it, upon termination of the Escrow Period and after all Security Holders have received the distributions to which they are entitled pursuant to this Agreement, all Escrow Shares and other property remaining in the Escrow Fund as distributions in respect of the aggregate value of such fractional Share interests.

                  (d) Promptly following termination of the Escrow Period as set forth in Section 3 hereof, if necessary, the Escrow Agent (i) shall deposit with the Parent's stock transfer agent the number of Escrow Shares and other property in the Escrow Fund which is in excess of the amount of such Escrow Shares or other property (as set forth in a certificate of Parent) which is determined to be sufficient (as set forth in a certificate of Parent) to satisfy any unsatisfied claims specified in any Officer's Certificate or Certificates delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period and giving rise to a claim for Damages, to pay expenses as provided in Section 11(b) hereof of Shareholders' Agent plus, in the event such claims are then in the process of arbitration, a number of Escrow Shares at their Parent Stock Price reasonably sufficient to reimburse the costs and reasonable attorney fees of Parent in such arbitration and to reimburse the out of pocket costs and reasonable attorneys fees to be incurred therein by Shareholders' Agent and
(ii) shall direct such transfer agent to transfer such Escrow Shares and other property to the Security Holders who are the beneficial owners thereof at their addresses set forth in Annex B hereto. The Escrow Shares which remain in the Escrow Fund following the termination of the Escrow Period in order to satisfy any unsatisfied claims for Damages, shall be retained by the Escrow Agent until resolution of all claims for Damages made by Parent in accordance with Section 8.4(b) of the Reorganization Agreement. As soon as practicable after all claims for Damages have been finally resolved (as set forth in a certificate of Parent) the Escrow Agent shall cause such transfer agent to deliver to the Security Holders at their addresses set forth in Annex B hereto all of the Escrow Shares and other property remaining in the Escrow Fund to which they are entitled. Each Security Holder shall receive that number of Escrow Shares equivalent to such Security Holder's percentage interest in the 10% Fund or the 2.1% Fund, as applicable, as set forth in Annex B hereto.

                  (e) Pursuant to Section 8.4(d) of the Reorganization Agreement, for the purpose of compensating Parent for its Damages pursuant to this Agreement, Shares in the Escrow Fund delivered to Parent shall be valued at the Parent Stock Price. Parent shall set forth the Parent Stock Price in a certificate delivered to the Escrow Agent. If the value to be distributed to Parent to compensate Parent for Damages is not evenly divisible by the Parent Stock Price, the Escrow Agent shall round up the number of Shares to be distributed to the next highest number of Shares and shall cause the transfer agent of the Escrow Shares to distribute that number of Shares to Parent. In lieu of the excess fractional interest distributed, Parent shall furnish to the Escrow Agent cash equal to such fractional interest times the Parent Stock Price and such cash shall be added to the Escrow Fund and shall be invested in accordance with Section 14 hereof. If, after termination of the Escrow Period, the value of remaining Shares to be distributed to any Security Holder pursuant to this Agreement is not evenly divisible by the Parent Stock Price, the Escrow Agent shall round down the number of Shares to be distributed to such Security Holder to the next highest number of Shares and shall cause the Transfer Agent to distribute that number of Shares to such Security Holder. In lieu of the additional fractional Share interest to which such Security Holder is entitled, Parent shall furnish the Escrow Agent cash equal to the value of such fractional Share interest and the Escrow Agent shall pay such cash to such Security Holder. Parent (i) shall be deemed to have purchased such fractional Share interests with respect to which it has furnished funds to the Escrow Agent, (ii) shall become the beneficial owner of such fractional Share interests and (iii) shall be entitled to have returned to it, upon termination of the Escrow Period and after all Security Holders have received the distributions to which they are entitled pursuant to this Agreement, all Escrow Shares and other property remaining in the Escrow Fund as distributions in respect of the aggregate value of such fractional Share interests.

                  5. Distributions. Any cash dividends, dividends payable in securities or other distributions of any kind shall be added to the Escrow Fund and become a part thereof. The Escrow Agent shall invest the foregoing distributions in accordance with Section 14 hereof.

                  6. Exculpatory Provisions.

                  (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in
Article VIII and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for forgeries or false presentations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for negligence or willful misconduct. The Escrow Agent shall, in no case or event, be liable for any representations or warranties of the Company or Parent or for punitive, incidental or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

                  (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or arbitrations as provided in Section 8.6 of the Reorganization Agreement, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrator's ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for thereunder.

                  (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Agreement or any documents deposited with the Escrow Agent.

                  7. Alteration of Duties. The Duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

                  8. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Parent and the Shareholders' Agent, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Parent and the Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a subsidiary of a bank holding company, its bank holding company has) a combined capital and surplus of not less than $50,000,000, shall be appointed by the Shareholders' Agent with the approval of Parent, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Parent and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the Escrow Fund.

                  9. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

                  10. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VIII.

                  11. Escrow Fees and Expenses.

                  (a) Parent shall pay the Escrow Agent such fees as are established by the Fee Schedule attached hereto as Annex C.

                  (b) All reasonable out-of-pocket fees and expenses incurred by the Shareholders' Agent shall be paid out of the Escrow Fund in preference to all other distributions from such Escrow Fund; provided, however, that under no circumstances will the Shareholders' Agent have personal liability for any such fees and expenses. Upon the request from time to time of Shareholders' Agent, Parent will provide cash to the Escrow Fund to satisfy such costs in exchange for Escrow Shares valued at the Parent Stock Price.

                  12. Indemnification. In consideration of the Escrow Agent's acceptance of this appointment, Parent and the Shareholders' Agent, on behalf of the Security Holders and not individually, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and of Article VIII, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Escrow Agent's negligence, willful misconduct or breach of this Agreement.

                  13. General.

                  (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid, or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  To Parent:

                         Phone.com, Inc.
                         800 Chesapeake Drive
                         Redwood City, CA 94063
                         Attention:  Chief Executive Officer
                         Facsimile No.: (650) 817-1693

                  With a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         525 University Avenue - Suite 220
                         Palo Alto, CA  94301
                         Attention:      Kenton J. King
                         Facsimile No.:  (650) 470-4570


                         To Shareholders' Agent:

                         Dixon R. Doll
                         Doll Capital Management Inc.
                         Building 3, Suite 225
                         3000 Sand Hill Road
                         Menlo Park, CA 94025
                         Attention:      Chief Executive Officer
                         Facsimile No.:  (650) 854-9159

                  With a copy to:

                         c/o Wilson Sonsini Goodrich & Rosati P.C.
                         650 Page Mill Road
                         Palo Alto, CA 94304
                         Attention: John B. Goodrich
                         Facsimile No.: (650) 493-6811

                         To the Escrow Agent:

                         State Street Bank and Trust Company of California, N.A. 633 West Fifth Street - 12th Floor
                         Los Angeles, CA  90071
                         Attention: Corporate Trust Department
                                    (Phone.com, Inc./AtMotion Inc. 2000 Escrow)
                         Telephone No.:  (213) 362-7338
                         Facsimile No.:  (213) 362-7357

Any notice addressed to the Escrow Agent shall be effective only upon receipt. When any Officer's Certificate, objection thereto or other notice or document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such Officer's Certificate, objection or other notice or document was received by such other person on the date on which it was received by the Escrow Agent.

                  (b) The Officer's Certificate as defined in Article VIII may be signed by the President, any Vice President or the Chief Financial Officer of Parent.

                  (c) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                  (d) This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

                  (e) No party may, without the prior express written consent of each other party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California. The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the State of California.

                  14. Investment of Escrow Cash. The Escrow Agent shall invest cash dividends or other cash it may receive with respect to the Escrow Shares in the Federated U.S. Treasury Cash Reserve, which is a money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States Government. All interest or any other income earned with respect to such investment shall be retained by the Escrow Agent as part of the 10% Fund or the 2.1% Fund, as applicable, until distributed in accordance with other provisions of this Agreement. For tax reporting purposes, all such income shall be allocated to the Security Holders in accordance with their pro rata percentage interests in the 10% Fund or the 2.1% Fund, as applicable, set forth in Annex B.

                  15. Tax Reporting Matters. Parent and each of the Security Holders will provide the Escrow Agent with certified tax identification numbers for each of Parent and the Security Holders by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Code, as it may be amended from time to time, to withhold a portion of the Escrow Shares or any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement. The Escrow Agent need not make any distribution of all or any portion of the Escrow Fund to any person until such person has furnished to the Escrow Agent such Tax Reporting Documentation as the Escrow Agent may reasonably require.


                  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


                                     STATE STREET BANK AND TRUST COMPANY OF
                                     CALIFORNIA, N.A.
                                     as Escrow Agent


                                     By______________________________________
                                       Name:
                                       Title:


                                     PHONE.COM, INC.


                                     By_____________________________________
                                       Name:
                                       Title:


                                     SHAREHOLDERS' AGENT


                                     ________________________________________





                                    EXHIBIT H

                                      FIFTH
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  ATMOTION INC.

         FIRST: The name of the Corporation is AtMotion Inc. (hereinafter, the "Corporation").

         SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California (the "CGCL") other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THIRD: The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, having a par value of one hundredth of a dollar ($0.01).

         FOURTH: The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limitations set forth in Section 204 of the CGCL with respect to actions for breach of duty to the Corporation and its shareholders.

         FIFTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


                                 EXHIBIT I








                                   BYLAWS

                                     OF

                               ATMOTION, INC.

                          a California corporation




                                 ARTICLE I

                                  OFFICES

            1.1. PRINCIPAL OFFICES. The board of directors shall fix the location of the principal and executive offices of the corporation at any place within or outside the State of California. The board of directors is hereby granted full power and authority to change the location of the principal executive office of the corporation from one location to another. If the principal executive office is located outside the State of California, and the corporation has one (1) or more business offices in the State of California, the board of directors shall likewise fix and designate a principal business office in the State of California.

            1.2. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places.

                                 ARTICLE II

                          MEETINGS OF SHAREHOLDERS

            2.1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the secretary of the corporation.

            2.2. ANNUAL MEETINGS OF SHAREHOLDERS. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

            2.3. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time, subject to the provisions of Sections 4 and 5 of this Article II, by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting or such additional persons as provided in the articles of incorporation or in these Bylaws.

            If a special meeting is called by anyone other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other written communication to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

            2.4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of sharehold ers shall be sent or otherwise given in accordance with
Section 2.5 of these Bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these Bylaws, not less than thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, day and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of the next paragraph of this Section 2.4, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board of directors for election.

      If action is proposed to be taken at any shareholders' meeting for approval of (i) a contract or transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, pursuant to Section 310 of the California Corporations Code (the "CCC"), (ii) an amendment to the articles of incorporation, pursuant to Section 902 of the CCC, (iii) a reorganization of the corporation, pursuant to Section 1201 of the CCC, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the CCC or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of the CCC, such approval, other than unanimous approval by those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

            2.5. MANNER OF GIVING NOTICE. Notice of any meeting of shareholders shall be given in writing either personally or by first-class mail, or, if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the CCC) on the record date for the shareholders' meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

            If any notice (or any report referenced in Article VI of these Bylaws) addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of such notice or report to all other shareholders.

            An affidavit of the mailing or other means of giving any notice in accordance of the provisions of this Section 2.5, executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, shall be prima facie evidence of the giving of the notice or report.

            2.6. QUORUM. Unless otherwise provided in the articles of incorporation, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum at a meeting of the shareholders. Except as provided in the immediately succeeding sentence, if a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the CCC or the articles of incorporation. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of sharehold ers may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the immediately preceding sentence.

            2.7. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, whether annual or special, and whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy. When any shareholders' meeting, whether annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5.

            2.8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of
Section 2.11, subject to the provisions of Chapter 7 of the CCC. Elections for directors and voting on any other matter at a shareholders' meeting need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins. Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the articles of incorpora tion, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders.

            Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

            At a shareholders' meeting involving the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates as the shareholder thinks fit) for any candidate or candidates unless such candidate or candidates names have been placed in nomination prior to the voting and the shareholder has given notice at such meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected; votes against a candidate and votes withheld shall have no legal effect.

            2.9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of the shareholders, whether annual or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Neither the business to be transacted at nor the purpose of any meeting of the shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided for in the articles of incorporation or these Bylaws, except as provided in the second paragraph of Section 2.4 of these Bylaws. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            Attendance of a person at a meeting constitutes a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided, that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the CCC to be included in the notice of such meeting but not so included, if such objection is expressly made at the meeting.

            2.10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that the shareholders may elect a director at any time to fill any vacancy not filled by the directors and not created by the removal of such director, by written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

            All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

            If the consents of all shareholders entitled to vote have not been solicited in writing, the secretary shall give prompt notice to those shareholders entitled to vote who have not consented in writing of the taking of any corporate action approved by shareholders without a meeting by less than unanimous written consent. Such notice shall be given in accordance with Section 5 of this Article II. In the case of approval of
(i) contracts or transactions between the corporation and one or more of its directors, or between the corpora tion and any corporation, firm or association in which one or more of its directors has a material financial interest, pursuant to Section 310 of the CCC, (ii) indemnification of agents of the corporation, pursuant to Section 317 of the CCC, (iii) a reorganization of the corporation, pursuant to Section 1201 of the CCC or
(iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the CCC, such notice shall be given at least ten (10) days before the consummation of the action authorized by such approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

            2.11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Shareholders at the close of business on the record date are entitled to notice and to vote, notwithstand ing any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the CCC, the articles of incorporation or by agreement.

            A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

            If the board of directors does not so fix a record date:

                  (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board of directors has been taken, shall be the day on which the first written consent is given.

                  (c) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when prior action by the board of directors has been taken, shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

            The record date for any other purpose shall be as provided in
Section 7.1 of these Bylaws.

            2.12. PROXIES. Every person entitled to vote shares shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed to be signed if the shareholder's name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section 2.12. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless before the vote is counted, written notice of such death or incapacity is received by the corporation. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the CCC.

            2.13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders the board of directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If such inspectors are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of the meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who fail to appear or refuse to act) at the meeting. The number of inspectors shall be either one (1) or three
(3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

            The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                ARTICLE III

                                 DIRECTORS

            3.1. POWERS. Subject to the provisions of the CCC and any limitations in the articles of incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, or by a less than majority vote of a class or series of preferred shares (if so provided in accordance with Section 402.5 of the CCC), the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. The board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board of directors.

            3.2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than two (2) nor more than seven (7), with the exact number of directors to be fixed, within the limits specified, by a resolution amending such exact number, duly adopted by the board or by the shareholders. Such maximum or minimum number of directors, or a fixed board to a variable board or vice-versa, may be changed only by a duly adopted amendment to the articles of incorpora tion or to these Bylaws by the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote (including separate class votes, if so required by the CCC or the articles of incorpora tion); provided, however, that a Bylaw or amendment to the articles of incorporation reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3% of the outstanding shares entitled to vote thereon.

            No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

            3.3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation or removal of such director.

            3.4. VACANCIES AND RESIGNATION. A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation, or removal of any director, or if the authorized number of directors is increased (by the board of directors or shareholders), or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

            Unless otherwise provided in the articles of incorporation, vacancies on the board of directors, except for a vacancy created by the removal of a director, may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the CCC or (iii) a sole remaining director. Unless the articles of incorporation or a Bylaw adopted by the shareholders provide that the board of directors may fill vacancies occurring in the board of directors by reason of the removal of directors, such vacancies may be filled only by approval of the shareholders.

            The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous written consent of all shares entitled to vote for the election of directors.

            Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

            3.5. REMOVAL. Any or all of the directors may be removed from office without cause if the removal is approved by the outstanding shares, subject to the following: (i) no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; (ii) when by the provisions of the articles of incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series; and (iii) any reduction of the authorized number of directors or amendment reducing the number of classes of directors does not remove any director prior to the expiration of the director's term of office.

            3.6. PLACE OF MEETINGS AND TELEPHONIC, ETC. MEETING. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

            Members of the board of directors may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph of
Section 3.6 constitutes presence in person at such meeting.

            3.7. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice if the time and place of the meetings are fixed by the board of directors or these Bylaws.

            3.8. SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors. Special meetings of the board of directors shall be held upon four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means.

            3.9. WAIVER OF NOTICE. Notice of a meeting need not be given to a director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director. These waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the board of directors.

            3.10. QUORUM. A majority of the authorized number of directors constitutes a quorum of the board of directors for the transaction of business, except to adjourn as provided by Section 3.11 of these Bylaws. An act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors, subject to the provisions of Section 310 of the CCC (approval of contracts in which a director has a direct or indirect material financial interest) and Section 317(e) of the CCC (indemnification of agents of the corporation). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

            3.11. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty- four (24) hours, notice of an adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

            3.12. ACTION WITHOUT A MEETING. An action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. The written consent or consents shall be filed with the minutes of the proceedings of the board of directors. The action by written consent shall have the same force and effect as a unanimous vote of the directors.

            3.13. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

            3.14. COMMITTEES. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the board of directors, shall have the authority of the board of directors, except with respect to:

            (i) the approval of any action which, under the CCC, also requires shareholders' approval or the approval of the outstanding shares;

            (ii) the filling of vacancies on the board of directors or on any committee;

            (iii) the fixing of compensation of the directors for serving on the board or on any committee;

            (iv) the amendment or repeal of these Bylaws or the adoption of new Bylaws;

            (v) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

            (vi) a distribution, except at a rate, in a periodic amount or within a price range set forth in the articles of incorporation or determined by the board of directors; and

            (vii) the appointment of other committees of the board of
                  directors or the members thereof.

            Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, with such changes in the context of these Bylaws as is necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

            3.15. APPROVAL OF LOANS TO OFFICERS. If these Bylaws have been approved by the corporation's shareholders in accordance with the CCC, the corporation may, upon the approval of the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or of its parent, if any, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guarantees; provided, that (i) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the CCC) on the date of the approval by the Board of Directors and (iii) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors. Notwithstanding the foregoing, the corpora tion shall have the power to make loans permitted by the CCC.

                                ARTICLE IV

                                 OFFICERS

            4.1. OFFICERS. The corporation shall have a chairman of the board or a president or both, a secretary, a chief financial officer and such other officers with such titles and duties as shall be determined by the board of directors and as may be necessary to enable it to sign instruments and share certificates. The president, or if there is no president the chairman of the board, is the general manager and chief executive officer of the corporation, unless otherwise provided in the articles of incorporation or these Bylaws. Any number of offices may be held by the same person unless the articles of incorporation or these Bylaws provide otherwise. The board of directors may appoint, or may empower the chairman of the board or the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

            4.2. ELECTION OF OFFICERS. Except as otherwise provided by the articles of incorporation or these Bylaws, officers shall be chosen by the board of directors and serve at the pleasure of the board of directors, subject to the rights, if any, of an officer under contract of employment.

            4.3. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the board of directors and any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board of directors or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

            4.4. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such offices.

            4.5. CHAIRMAN OF THE BOARD. The chairman of the board of directors, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned by the board of directors or prescribed by these Bylaws. If there is no president, the chairman of the board of directors shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.6 of these Bylaws.

            4.6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation, and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. The president shall preside at all meetings of shareholders and, in the absence or nonexistence of the chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

            4.7. VICE PRESIDENTS. In the absence or disability of the president (or chairman of the board, if there is no office of president), the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these Bylaws, the president or the chairman of the board, if there is no president.

            4.8. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may order, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of each meeting, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

            The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

            The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by these Bylaws or by the CCC to be given, and shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

            4.9. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable time to inspection by any director.

            The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president (or chairman of the board, if there is no president) and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

                                 ARTICLE V

             INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                              AND OTHER AGENTS

            5.1. INDEMNIFICATION OF DIRECTORS. The corporation shall, to the maximum extent and in the manner permitted by the CCC, indemnify each of its directors against expenses (as defined in Section 317(a) of the CCC), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the CCC), arising by reason of the fact that such person is or was a director of the corporation. For purposes of this Article V, a "director" of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

            5.2. INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the extent and in the manner permitted by the CCC, to indemnify each of its employees, officers and agents (other than directors) against expenses (as defined in Section 317(a) of the CCC), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the CCC), arising by reason of the fact that such person is or was an employee, officer or agent of the corporation. For purposes of this Article V, an "employee" or "officer" or "agent" of the corporation (other than a director) includes any person (i) who is or was an employee, officer or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee, officer or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee, officer, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

            5.3. PAYMENT OF EXPENSES IN ADVANCE. Expenses and attorneys' fees incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 5.1, or if otherwise approved by the board of directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article V.

            5.4. INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            5.5. INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of this Article V.

            5.6. CONFLICTS. No indemnification or advance shall be made under this Article V, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstances where it appears:

            (i) that it would be inconsistent with a provision of the articles of incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

            (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

            5.7. RIGHT TO BRING SUIT. If a claim under this Article V is not paid in full by the corporation within 90 days after a written claim has been received by the corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the CCC for the corporation to indemnify the claimant for the claim. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circum stances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

            5.8. INDEMNITY AGREEMENTS. The board of directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the board of directors so determines and to the extent permitted by applicable law, greater than, those provided for in this
Article V.

            5.9. AMENDMENT, REPEAL OR MODIFICATION. Any amendment, repeal or modification of any provision of this Article V shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such amendment, repeal or modification.

                                ARTICLE VI

                            RECORDS AND REPORTS

            6.1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed) a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

            A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission, shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names, addresses and shareholdings during usual business hours upon five (5) days' prior written demand upon the corporation or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

            The record of shareholders shall also be open to inspection and copying by a shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate.

            Any inspection and copying under this Section 6.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

            6.2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then it shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.

            6.3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the board of directors, and committees of the board of directors, shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

            The minutes and accounting books and records shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

            6. 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and each of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

            6.5. ANNUAL REPORT TO SHAREHOLDERS; WAIVER. The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent to the shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these Bylaws for giving notice to shareholders of the corporation.

            The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

            The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred
(100) holders of record.

            6.6. FINANCIAL STATEMENTS. If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of the balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

            A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of that period. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve
(12) months and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the second paragraph of Section 6.5 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

            The quarterly income statements and balance sheets referred to in this Section 6.6 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

            6.7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                ARTICLE VII

                              GENERAL MATTERS

            7.1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders meeting or action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation, the CCC or by agreement.

            If the board of directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto or the sixtieth (60th) day prior to the date of that action, whichever is later.

            7.2. CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

            7.3. CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or arrangement or to pledge its credit or to render it liable for any purpose or for any amount.

            7.4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistance secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile.

            In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

            7.5. LOST CERTIFICATES. Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation or its transfer agent or registrar and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of replacement certificates on such terms and conditions as the board of directors may require; the board of directors may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

            7. 6. CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the CCC shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                               ARTICLE VIII

                                AMENDMENTS

            8.1. AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted, or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation set forth the number of authorized directors, then the authorized number of directors may be changed only by an amendment of the articles of incorporation.

            8.2 AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 8.1 of these Bylaws, Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a Bylaws providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.

            8.3. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

                                ARTICLE IX

                              INTERPRETATION

            Reference in these Bylaws to any provision of the CCC shall be deemed to include all amendments thereof.


                                    EXHIBIT J

[Date]

[Name]
[Address]
[City, State, Zip]

Dear  [Name]:

I am delighted to make you this offer to join Phone.com, Inc. Each person at Phone.com will help shape our values and direction; each person will add his or her unique strengths and perspectives.

The offer is for you to join us in a management position as Director of [ ], Carrier Applications Group, reporting to Andy Laursen. Your monthly salary and bonus will remain the same with the bonus component based upon your performance in achieving defined objectives in your new position. As an employee, you are also eligible to receive our standard employee benefits.

You should be aware that your employment with Phone.com is for no specified period and constitutes "at will" employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, Phone.com is free to conclude its employment relationship with you at any time, with or without cause.

You are invited to attend Day One Orientation during which you will learn more about Phone.com's business, culture and benefits. Orientation will be held from 9:00AM to 11:00AM in our offices at 600 Chesapeake Drive in the training room. For purposes of Federal Immigration Law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

As a condition to your employment and concurrently with this offer letter, you will also be required to sign a Confidential Information and Invention Assignment Agreement, a form of which is attached hereto as Exhibit A, in which you will be asked to protect the company's confidential information and to assign to the company any inventions produced in the course of your work.

Please review these terms to make sure they are consistent with your understanding. If so, please sign this offer letter and return to me no later than [ ].

Your acceptance of this offer represents a unique opportunity for Phone.com both to grow and to succeed. I want to thank you for the commitment you have made to our common vision and look forward to working with you.

                                            Accepted by:

--------------------                        -------------------------
Alan Black                                           [Name]
CFO



                             EXHIBIT A TO EXHIBIT J

                                 PHONE.COM, INC.

                      FORM OF CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT


         As a condition of my becoming employed (or my employment being continued) by or retained as a consultant (or my consulting relationship being continued) by Phone.com, Inc. a Delaware corporation or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and in consideration of my employment or consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

         1. EMPLOYMENT OR CONSULTING RELATIONSHIP. I understand and acknowledge that this Confidential Information and Invention Assignment Agreement (this "Agreement") does not alter, amend or expand upon any rights I may have to continue in the employ of, or in a consulting relationship with, or the duration of my employment or consulting relationship with, the Company under any existing agreements between the Company and me or under applicable law. Any employment or consulting relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the "Relationship."

         2. AT-WILL RELATIONSHIP. I understand and acknowledge that my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.

         3.       CONFIDENTIAL INFORMATION.

                  (a) COMPANY INFORMATION. I agree at all times during the term of my Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that "Confidential Information" includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                  (b) FORMER EMPLOYER INFORMATION. I represent that my performance of all terms of this Agreement as an employee or consultant of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

                  (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         4.       INVENTIONS.

                  (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as "Prior Inventions"), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

                  (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by or a consultant of the Company and which relate to the proposed businesses, products, or research and development of the Company (collectively referred to as "Inventions"), except as provided in Section 4(e) below. I further acknowledge that all Inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless regulated otherwise by the mandatory law of the state of California.

                  (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

                  (d) PATENT AND COPYRIGHT RIGHTS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

                  (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet such provisions and are not otherwise disclosed on Exhibit A.

         5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. I further agree that to any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

         6. NON-COMPETITION AGREEMENT. I agree that during my employment with the Company and for eighteen (18) months thereafter, I will not as an individual, proprietor, partner, stockholder, officer, employee, director, consultant, joint venturer, investor, lender, or in any other capacity whatsoever (except as the passive holder of not more than one percent of the total outstanding stock of a publicly-held company), engage anywhere in the world in the business of developing, producing, marketing or selling products or services competitive with any kind or type of products or services which were developed or were being (or were planned to be) developed, produced, marketed or sold by the Company while I had a Relationship with the Company. If any restriction set forth in this Section 6 is found by any court to be unenforceable because it extends for too long a period of time, or over too great a range of activities, or over too broad a geographic area, the restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic area which the court finds to be enforceable. I acknowledge that the restrictions contained in this Section 6 are appropriate for the protection of the business and goodwill of the Company and are considered by me to be reasonable for such purpose.

         7.       NOTIFICATION TO OTHER PARTIES.

                  (a) EMPLOYEES. In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

                  (b) CONSULTANTS. I hereby grant consent to notification by the Company to any other parties besides the Company with whom I maintain a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.

         8. SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES. I agree that during the term of my Relationship with the Company, and for a period of eighteen (18) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of eighteen (18) months following termination of my Relationship with the Company for any reason, with or without cause, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

         9.       REPRESENTATIONS AND COVENANTS.

                  (a) FACILITATION OF AGREEMENT. I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

                  (b) CONFLICTS. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with any of the provisions of this Agreement.

                  (c) VOLUNTARY EXECUTION. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

         10.      GENERAL PROVISIONS.

                  (a) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

                  (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                  (e) SURVIVAL. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                  (f) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.


         The parties have executed this Agreement on the respective dates set forth below:


COMPANY:                                    EMPLOYEE:

PHONE.COM, Inc.                                an Individual:



Signature                                      Signature

By:
                                               Printed Name
Title:

Date:                                          Date:
         -----------------------------

Address:  800 Chesapeake Drive                 Address:
              Redwood City, CA  94063





                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP
                             EXCLUDED FROM SECTION 4

                                                        Identifying Number
Title                     Date                          or Brief Description


















___ No inventions or improvements

___ Additional Sheets Attached

Signature of Employee/Consultant:_________________________________

Print Name of Employee/Consultant:________________________________

Date:_____________________________________________________________




                                    EXHIBIT B

Section 2870 of the California Labor Code is as follows:

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                  (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.




                                    EXHIBIT C

                            TERMINATION CERTIFICATION

         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to Phone.com, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company").

         I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement (the "Agreement") signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for eighteen (18) months from the date of this Certificate, I will not as an individual, proprietor, partner, stockholder, officer, employee, director, consultant, joint venturer, investor, lender, or in any other capacity whatsoever (except as the passive holder of not more than one percent of the total outstanding stock of a publicly-held company), engage anywhere in the world in the business of developing, producing, marketing or selling products or services competitive with any kind or type of products or services which were developed or were being (or were planned to be) developed, produced, marketed or sold by the Company while I had a Relationship (as defined in the Agreement) with the Company.

         I further agree that for eighteen (18) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of eighteen (18) months from the date of this Certificate, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

Date:____

                                             (Employee's Signature)


                                             (Type/Print Employee's Name)